                            ASSET PURCHASE AGREEMENT

                              DATED JULY 30, 1996

                                    BETWEEN

                         MARYLAND CABLE PARTNERS, L.P.

                                      AND

                     JONES COMMUNICATIONS OF MARYLAND, INC.

                               TABLE OF CONTENTS
                               -----------------

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
SECTION 1:  DEFINED TERMS...................................................................... 1
   1.1   Terms Defined in this Section......................................................... 1
   "ACCOUNTS RECEIVABLE"....................................................................... 1
   "AFFILIATE"................................................................................. 1
   "ASSETS".................................................................................... 1
   "ASSUMED CONTRACTS"......................................................................... 1
   "BASIC CUSTOMER"............................................................................ 2
   "BULK CUSTOMER"............................................................................. 2
   "CABLE ACT"................................................................................. 2
   "CABLE SERVICE INSTALLATION REQUEST"........................................................ 3
   "CLOSING"................................................................................... 3
   "CLOSINGS".................................................................................. 3
   "CLOSING DATE".............................................................................. 3
   "CLOSING DATES"............................................................................. 3
   "CODE"...................................................................................... 3
   "COMMUNICATIONS ACT"........................................................................ 3
   "COMPENSATION ARRANGEMENT".................................................................. 3
   "COMPLETE CLOSING"; "INITIAL CLOSING" and "SUBSEQUENT CLOSING".............................. 3
   "COMPLETE CLOSING DATE"; "INITIAL CLOSING DATE" and "SUBSEQUENT CLOSING DATE"............... 3
   "CONSENTS".................................................................................. 3
   "CONTRACTS"................................................................................. 4
   "COPYRIGHT ACT"............................................................................. 4
   "EFFECTIVE TIME"............................................................................ 4
   "EMPLOYEE PLAN"............................................................................. 4
   "EQUIVALENT BILLING UNITS".................................................................. 4
   "ERISA"..................................................................................... 4
   "ESCROW DEPOSIT"............................................................................ 4
   "EXCLUDED ASSETS"........................................................................... 5
   "FCC"....................................................................................... 5
   "FRANCHISES"................................................................................ 5
   "FRANCHISING AUTHORITIES"................................................................... 5
   "GENERAL PARTNER"........................................................................... 5
   "INTANGIBLES"............................................................................... 5
   "LEGAL REQUIREMENTS"........................................................................ 5
   "MANAGER"................................................................................... 5
   "NONCOMPETITION AGREEMENT".................................................................. 5
   "PERSONAL PROPERTY"......................................................................... 6
   "PROGRAMMING AGREEMENTS".................................................................... 6
   "RATE REGULATORY MATTERS"................................................................... 6
   "RATE REGULATORY REDUCTION ORDER"........................................................... 6
   "REAL PROPERTY"............................................................................. 6
   "SIGNALS"................................................................................... 6
   "TAXES"..................................................................................... 7
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     "TAX RETURN"........................................................... 7
     1.2  Terms Defined Elsewhere in this Agreement......................... 7
     1.3  Rules of Construction............................................. 8

SECTION 2:  SALE AND PURCHASE OF ASSETS..................................... 8
        2.1  Agreement to Sell and Buy...................................... 8
        2.2  Excluded Assets................................................ 9
        2.3  Purchase Price.................................................10
        2.4  Adjustments and Prorations.....................................10
        2.5  Payment of Purchase Price......................................13
               (a)  Payment of Purchase Price...............................13
               (b)  Payments to Reflect Adjustments.........................14
        2.6  Assumption of Liabilities and Obligations......................14

SECTION 3:  REPRESENTATIONS AND WARRANTIES OF SELLER........................14
        3.1  Organization, Standing and Authority...........................14
        3.2  Authorization and Binding Obligation...........................15
        3.3  Absence of Conflicting Agreements..............................15
        3.4  Franchises and Contracts.......................................15
        3.5  Title to and Condition of Real and Personal Property...........16
        3.6  Intangibles....................................................16
        3.7  Consents.......................................................17
        3.8  Information on the Systems.....................................17
               (a)  Plant...................................................17
               (b)  Rates; Signals; Frequencies.............................17
               (c)  Franchise and Pole Attachment Fees......................18
               (d)  Request for Signal Carriage.............................18
               (e)  Account Balances........................................18
               (f)  FCC Filings.............................................18
               (g)  Cable Act of 1992.......................................18
               (h)  Copyright...............................................19
               (i)  Commitments.............................................19
               (j)  Other Operators.........................................19
        3.9  Financial Statements...........................................20
        3.10 Taxes and Tax Returns..........................................20
        3.11 Insurance and Bonds............................................20
        3.12 Personnel Matters..............................................20
        3.13 Environmental Laws.............................................21
        3.14 Claims and Legal Actions.......................................22
        3.15 Compliance with Laws...........................................22
        3.16 Conduct of Business in Ordinary Course.........................23
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                                    - ii -

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        3.17  No Material Adverse Change.....................................23
        3.18  Accuracy of Schedules..........................................24
        3.19  Disclosure.....................................................24

SECTION 4:  REPRESENTATIONS AND WARRANTIES OF BUYER..........................24
        4.1   Organization, Standing and Authority...........................24
        4.2   Authorization and Binding Obligation...........................24
        4.3   Absence of Conflicting Agreements..............................24
        4.4   Qualification..................................................25
        4.5   Litigation.....................................................25
        4.6   Buyer's Investigation..........................................25
        4.7   Disclosure.....................................................25

SECTION 5:  COVENANTS OF SELLER..............................................25
        5.1   Pre-Closing Covenants..........................................25
              (a)   Negative Covenants.......................................25
                    (1)   Compensation.......................................26
                    (2)   Contracts..........................................26
                    (3)   Disposition of Assets..............................26
                    (4)   Encumbrances.......................................26
                    (5)   Franchises.........................................26
                    (6)   No Inconsistent Action.............................26
                    (7)   Offers.............................................27
                    (8)   Marketing Promotions...............................27
                    (9)   Changes in Rates and Programming...................27
                    (10)  Waivers............................................27
              (b)   Affirmative Covenants....................................27
                    (1)   Access to Information..............................27
                    (2)   Maintenance of Assets..............................28
                    (3)   Maintenance of Personnel, Inventory and Plant......28
                    (4)   Insurance..........................................28
                    (5)   Consents...........................................28
                    (6)   Books and Records..................................28
                    (7)   Notification.......................................28
                    (8)   Financial Information..............................28
                    (9)   Compliance with Laws...............................28
                    (10)  Keep Organization Intact...........................28
                    (11)  Contracts..........................................29
        5.2   Requests for Written Consent...................................29
        5.3   Further Assurances.............................................29
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                                    - iii -

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SECTION 6:  SPECIAL COVENANTS AND AGREEMENTS................................29
        6.1   Consents......................................................29
        6.2   Cooperation...................................................31
        6.3   Buyer's Qualifications and Financing..........................31
        6.4   Brokers.......................................................31
        6.5   Bonds, Letters of Credit, etc.................................31
        6.6   Billing Obligations...........................................32
        6.7   Confidentiality/Press Releases................................32
        6.8   Risk of Loss..................................................33
        6.9   Antitrust Laws Compliance.....................................34
        6.10  Access of Seller to Records...................................34
        6.11  Accounts Receivable...........................................34
        6.12  Employee Matters..............................................35
        6.13  Noncompetition Agreement......................................36
        6.14  Financial Statements..........................................37
        6.15  Current Proceedings and Post-Closing Rate Proceedings.........37
        6.16  Must-Carry and Retransmission Consent Agreements..............37
        6.17  Proof of Performance..........................................38
        6.19  Maryland Bulk Sales and Use Tax Returns.......................38
        6.20  Maryland Personal Property Taxes..............................39

SECTION 7:  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER...................39
        7.1   Conditions to Obligations of Buyer............................39
              (a)   Representations and Warranties..........................39
              (b)   Covenants and Conditions................................39
              (c)   Consents................................................39
              (d)   Franchises..............................................40
              (e)   Title Reports...........................................40
              (f)   Power of Attorney.......................................40
              (g)   Lien Searches...........................................40
              (h)   HSR Act Compliance......................................40
              (i)   Deliveries..............................................40
              (j)   Pole Attachment Agreements..............................41
        7.2   Conditions to Obligations of Seller...........................41
              (a)   Representations and Warranties..........................41
              (b)   Covenants and Conditions................................41
              (c)   Consents................................................41
              (d)   Deliveries..............................................41
              (e)   HSR Act Compliance......................................41
              (f)   Purchase Price Adjustment...............................42
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                                    - iv -

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SECTION 8:  CLOSING AND CLOSING DELIVERIES...................................42
        8.1  Closing.........................................................42
        8.2  Partial Closings................................................42
        8.3  Deliveries by Seller............................................45
             (a)    Transfer Documents.......................................45
             (b)    Consents.................................................45
             (c)    Officer's Certificate....................................45
             (d)    Secretary's Certificate..................................45
             (e)    Indemnity Agreement......................................46
             (f)    Management Agreement.....................................46
             (g)    Signal Services Agreement................................46
             (h)    Franchises, Contracts, Business Records, Etc.............46
             (i)    Opinions of Counsel......................................46
             (j)    FIRPTA Certification.....................................46
             (k)    Other Documents..........................................46
        8.4  Deliveries by Buyer.............................................46
             (a)    Purchase Price...........................................46
             (b)    Assumption Agreements....................................46
             (c)    Officer's Certificate....................................47
             (d)    Secretary's Certificate..................................47
             (e)    Indemnity Agreement......................................47
             (f)    Management Agreement.....................................47
             (g)    Signal Services Agreement................................47
             (h)    Opinion of Counsel.......................................47
             (i)    Other Documents..........................................47

SECTION 9:  RIGHTS OF BUYER AND SELLER ON TERMINATION OR BREACH..............47
        9.1  Termination Rights..............................................47
        9.2  Specific Performance............................................48
        9.3  Liquidated Damages..............................................48
        9.4  Special Termination Right for Nonreceipt of Authorization.......49

SECTION 10: SURVIVAL OF REPRESENTATIONS AND WARRANTIES, AND INDEMNIFICATION..49
        10.1 Representations and Warranties..................................49
        10.2 Indemnification by Seller.......................................50
        10.3 Indemnification by Buyer........................................50
        10.4 Procedure for Indemnification...................................50
        10.5 Affiliates......................................................51
        10.6 Limitations.....................................................51
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                                     - v -

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        10.7  Indemnity Escrow..............................................52
        10.8  Exclusive Remedy..............................................52

SECTION 11:  MISCELLANEOUS..................................................53
        11.1  Fees and Expenses.............................................53
        11.2  Notices.......................................................53
        11.3  Benefit and Binding Effect....................................54
        11.4  Knowledge.....................................................55
        11.5  Governing Law.................................................55
        11.6  Entire Agreement..............................................55
        11.7  Waiver of Compliance; Consents................................55
        11.8  Bulk Sales Law................................................55
        11.9  Severability..................................................55
        11.10 Counterparts..................................................56

                               LIST OF EXHIBITS
                               ----------------

Exhibit 6.1(a)  --   Forms of Consents to Franchise and Contract Assignments

Exhibit 8.2(f)  --   Management Agreement

Exhibit 8.2(g)  --   Terms of Signal Services Agreement

Exhibit 8.3(i)  --   Opinion of Seller's Counsel

Exhibit 8.4(h)  --   Opinion of Buyer's Counsel

Exhibit 10.7    --   Indemnity Agreement



                               LIST OF SCHEDULES
                               -----------------

Schedule 3.4    --   Franchises and Contracts

Schedule 3.5    --   Real and Personal Property

Schedule 3.6    --   Intangibles

Schedule 3.7    --   Consents

Schedule 3.8    --   Information on the Systems

Schedule 3.11   --   Insurance and Bonds

Schedule 3.12   --   Personnel Matters

Schedule 3.13   --   Environmental Laws

Schedule 3.14   --   Claims and Legal Actions

Schedule 3.15   --   Compliance with Laws

Schedule 5.1(a) --   Planned Changes to Rates, Tiers and Programming

                           ASSET PURCHASE AGREEMENT
                           ========================

      This ASSET PURCHASE AGREEMENT is dated July 30, 1996, by and between JONES COMMUNICATIONS OF MARYLAND, INC., a Colorado corporation ("BUYER"), and MARYLAND CABLE PARTNERS, L.P., a Delaware limited partnership ("SELLER").

                                R E C I T A L S:
                                ---------------

      A. Seller owns and operates certain cable television systems (as more fully described in the schedules hereto) serving areas of Prince George's County, Maryland (individually, a "SYSTEM" and collectively, the "SYSTEMS").

      B. Seller desires to sell, and Buyer wishes to buy, substantially all of Seller's assets used or held for use in the operation of the Systems on the terms and conditions hereinafter set forth.

                              A G R E E M E N T S:
                              -------------------

      In consideration of the covenants and agreements contained herein, Buyer and Seller agree as follows:

      SECTION 1:  DEFINED TERMS
                  -------------

      1.1  Terms Defined in this Section.  The following terms shall have
           -----------------------------
the following meanings in this Agreement:

      "ACCOUNTS RECEIVABLE" means all rights of Seller to payment for services provided by Seller prior to the Closing Date, including for (i) cable services to customers of the Systems, (ii) the sale of advertising, (iii) the leasing of channels, and (iv) other services or rentals.

      "AFFILIATE" means any person, corporation or partnership directly or indirectly, controlling, controlled by or under common control with either Buyer or Seller, as the case may be, or any of its officers, directors, shareholders, or general partners.

      "ASSETS" means all the tangible and intangible assets of Seller used or held for use in connection with the conduct of the business or operations of the Systems, which assets are being sold, transferred, or otherwise conveyed by Seller to Buyer hereunder, as specified in detail in Section 2.1.

      "ASSUMED CONTRACTS" means (i) all Contracts listed in Schedule 3.4
                                                            ------------
hereto except those Contracts which have been marked with an asterisk to indicate that they shall not be assumed by Buyer at Closing, (ii) any Contracts entered into by Seller in the ordinary course of business between the date hereof and the Closing Date in compliance with Section 5.1(a)(2), and (iii) all Contracts in existence on the Closing Date which meet the criteria in Section 3.4 for exclusion from disclosure on Schedule 3.4.
                             ------------

          "BASIC CUSTOMER" means each residential customer or resident of a multiple dwelling unit who pays directly to Seller the Standard monthly fees and charges established by Seller for Basic Service (as described in Schedule 3.8)
                                                                 ------------
(either alone or in combination with any other service) from any of the Systems, and (i) who has paid at least one month's payment in full without discount; (ii) whose payment for service is not more than 60 days past due from the billing date (provided that a customer's account shall not be considered past due as a result of unpaid amounts not exceeding $5.00 in the more than 60 day aging category (provided further that up to 1,004 customer accounts which would not otherwise be included pursuant to this definition may be included for purposes of this definition so long as such accounts are no greater than 90 days past due)); and (iii) who has not given Seller notice of termination, provided, however, that up to that number of customers which would be disqualified as Basic Customers solely due to the effect of this clause (iii) shall be offset, on a one-for-one basis, by the number of pending Cable Service Installation Requests which Buyer shall not have connected prior to the Closing Date.

          "BULK CUSTOMER" means any commercial establishment (e.g., any hotel or motel) or multiple dwelling unit establishment (e.g., any apartment, condominium or cooperative building) served by a System that pays a bulk rate for such System's basic cable service (either alone or in combination with any other cable television service), provided that such establishment: (i) has paid at least one month's payment in full; and (ii) whose payment for service is not more than sixty (60) days past due from the billing date (provided that a bulk customer's account shall not be considered past due as a result of unpaid amounts not exceeding $5.00 in the more than 60 day aging category); and (iii) who has not given Seller notice of termination, provided, however, that up to that number of bulk customers (determined on an Equivalent Billing Unit basis) which would be disqualified as Bulk Customers solely due to the effect of this clause (iii) shall be offset, on an Equivalent Billing Unit basis, by the number of pending Cable Service Installation Requests for bulk rate service which Buyer shall not have connected prior to the Closing Date.

          "CABLE ACT" means Title VI of the Communications Act of 1934,as amended, 47 U.S.C. Section 151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385 and the provisions of the

Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, as amended, as such statutes may be amended from time to time.

          "CABLE SERVICE INSTALLATION REQUEST" means a request for cable service made by a potential customer whose residence exists and is passed by any of the Systems in such a manner as to permit service by such System without any expense to Seller or Buyer for extension or modification of the System other than installation of a standard tap or drop.

          "CLOSING" means, as the context requires, the Complete Closing, the Initial Closing or the Subsequent Closing, and "CLOSINGS" mean the Initial Closing and the Subsequent Closing, collectively.

          "CLOSING DATE" means, as the context requires, the Complete Closing Date, the Initial Closing Date or the Subsequent Closing Date, and "CLOSING DATES" means the Initial Closing Date and the Subsequent Closing Date, collectively.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

          "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

          "COMPENSATION ARRANGEMENT" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, independent contractors, directors and shareholders of Seller or any entity related to Seller (under the terms of Sections 414(b), (c), (m) or (o) of the Code) any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, including any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other perquisites and employee fringe benefit plan.

          "COMPLETE CLOSING"; "INITIAL CLOSING" and "SUBSEQUENT CLOSING" mean the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Section 8.

          "COMPLETE CLOSING DATE"; "INITIAL CLOSING DATE" and "SUBSEQUENT CLOSING DATE" mean the dates on which the Complete Closing, Initial Closing and Subsequent Closing occurs, respectively, as determined pursuant to Section 8.

          "CONSENTS" means all of the consents, permits or approvals of government authorities and other third parties necessary (i) to transfer the Assets to Buyer or otherwise to consummate the transaction contemplated hereby, and (ii) for Buyer to assume the Franchise and Assumed Contracts.

          "CONTRACTS" means all Franchises (as defined below), deeds, leases, easements, rights-of-way, programming agreements, pole attachment and conduit agreements, customer agreements, and other agreements, written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and which relate to the Assets or the business or operations of any System, and (i) which are in effect on the date hereof, or (ii) which are entered into by Seller between the date hereof and the Closing Date.

          "COPYRIGHT ACT" means the Copyright Act of 1976, as amended.

          "EFFECTIVE TIME" means 11:59 p.m., East Coast time, on the Complete Closing Date or the Initial Closing Date, as the case may be.

          "EMPLOYEE PLAN" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which either of the Seller or any entity related to Seller (under the terms of Sections 414 (b), (c), (m) or (o) of the Code) contributes or which either of the Seller or any entity related to Seller (under the terms of Sections 414 (b), (c), (m) or (o) of the Code) sponsors or maintains, or by which Seller or any such entity is otherwise bound.

          "EQUIVALENT BILLING UNITS" means that number of customers of the System calculated by dividing by $28.64 the sum of the aggregate monthly billings, before nonrecurring charges or credits, for the month in which such calculation is being made, attributable to the Basic Customers and Bulk Customers for Basic Service, MVP Service and CPS Service, all as described in
Schedule 3.8 (excluding billings in each instance for service in any month other
------------
than the month for which the Equivalent Billing Units are being calculated, and charges relating to services other than Basic, MVP and CPS Service, such as charges for internal wiring maintenance, converters, remotes, cable guides, premium services, taxes, copyright fees, late charges and installation and
disconnect charges).   For purposes of making the calculation in this formula,
payments on account of monthly billings to a customer will be deemed to be due on the first day of the month during which the service to which the billing relates is provided.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as in effect from time to time.

          "ESCROW DEPOSIT" means the sum of Twelve Million Dollars ($12,000,000) which is being deposited by Buyer with Colorado National Bank (the "ESCROW AGENT") on the date hereof to secure the obligations of Buyer to close under this Agreement, with (i) such deposit being held by the Escrow Agent in accordance with the Escrow Agreement executed among Buyer, Seller and Escrow Agent on the date hereof, and (ii) the Escrow Deposit, and all earnings thereon, being returned to Buyer upon the consummation hereof.

          "EXCLUDED ASSETS" means certain assets of Seller that are not being sold, transferred, or otherwise conveyed to Buyer hereunder, as specified in detail in Section 2.2.

          "FCC" means the Federal Communications Commission.

          "FRANCHISES" means all municipal, county, state and federal cable franchises, franchise applications (if any), domestic satellite, business radio and other FCC licenses, and all authorizations and permits relating to a System granted to Seller by any governmental instrumentality.

          "FRANCHISING AUTHORITIES" means all governmental authorities which have issued municipal or county cable franchises relating to the operation of a System or before which are pending any franchise applications filed by the Seller relating to the operation of a System, and the FCC with respect to domestic satellite, business radio and other licenses issued by the FCC.

          "GENERAL PARTNER" means Maryland Cable General Partner, Inc., a Delaware corporation, which is Seller's general partner.

          "INTANGIBLES" means all copyrights, trademarks, trade names, licenses, permits, privileges, and other similar intellectual property rights and interests applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and used or held for use in the business and operations of a System, together with any additions thereto between the date hereof and the Closing Date.

          "LEGAL REQUIREMENTS" means applicable common law and any applicable statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated or applied by any governmental authority, including any applicable order, decree or judgment which may have been handed down, adopted or imposed by any governmental authority.

          "MANAGER" means Marcus Cable Operating Company, L.P., a Delaware limited partnership, which serves as the manager of the Systems.

          "NONCOMPETITION AGREEMENT" means the covenant not to compete set forth in Section 6.13 hereof.

          "PERSONAL PROPERTY" means all of the equipment, plant, inventory, spare parts, supplies and other tangible personal property which are owned or leased by Seller and used or useful as of the date hereof in the conduct of the business or operations of the Systems, including all of Seller's towers, tower equipment, antennas, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, earth satellite receive stations and related equipment, microwave equipment, testing equipment, motor vehicles, office equipment, furniture and fixtures, supplies, inventory and other physical assets, plus such additions thereto and less such deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

          "PROGRAMMING AGREEMENTS" means those agreements or other contractual arrangements by which Seller obtains those Signals which, in the absence of such arrangements, it does not have the right under applicable law to distribute to customers or other customers of a System.

          "RATE REGULATORY MATTERS" shall mean any matter or any effect on Seller or any of the Systems, or the business or operations thereof, arising out of or related to the Cable Act, any regulations heretofore adopted thereunder, or any other federal, state or local law or regulation dealing with, limiting or affecting the rates which can be charged by cable television systems to their customers (whether for programming, equipment, installation, service or otherwise).

          "RATE REGULATORY REDUCTION ORDER" shall mean a final order issued by a federal, state or local governmental or regulatory authority relating to Rate Regulatory Matters which effectuates prior to or as of the Closing Date a reduction in the aggregate rates charged to customers of the Systems for basic cable television service and for cable programming services from the aggregate rates charged by Seller for such services during the period of time in which Seller owned any System.

          "REAL PROPERTY" means all of the fee estates and buildings and other improvements thereon, leasehold interests, easements, licenses, rights to access, rights-of-way, and other real property interests which are used or held for use by Seller in the business or operations of a System, plus such additions thereto and less such deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

          "SIGNALS" means the transmissions (whether television, satellite or otherwise) of video or audio programming or other cable-distributed information that Seller offers to customers and other customers of a System.

          "TAXES" means all levies and assessments of any kind or nature imposed by any governmental authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

          "TAX RETURN" means any federal, state, or local tax return, report, statement and other similar filings required to be filed by Seller with respect to Taxes.

          1.2  Terms Defined Elsewhere in this Agreement. The following is a
               -----------------------------------------
list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

                   Term                          Section
          -------------------------         ---------------

          Annualized Gross Revenues         Section 2.4(e)

          Assumed Liabilities               Section 2.6

          Buyer                             Preamble

          Buyer's Damages                   Section 10.2

          Buyer's Statement                 Section 2.4(d)(2)

          CERCLA                            Section 3.13(b)

          Claimant                          Section 10.1

          Complete Closing                  Section 8.1(a)

          Customer Adjustment Amount        Section 2.4(e)

          Enforceability Exceptions         Section 3.2

          Environmental Law                 Section 3.13(b)

          Estimated Purchase Price          Section 2.5(a)

          Hazardous Substance               Section 3.13(b)

          HSR Act                           Section 6.9

          Indemnifier                       Section 10.1

          Indemnity Agreement               Section 10.7

          Information                       Section 6.7

          Initial Closing                   Section 8.2(b)

          Initial Closing Date              Section 8.2(b)

          Initial Closing Purchase Price    Section 8.2(c)

          Management Agreement              Section 8.2(f)

          Permitted Encumbrances            Section 3.5

          Post-Closing Adjustment           Section 2.4(d)(2)

          Pro Forma Purchase Price          Section 8.2(c)(1)

          Provider                          Section 6.7

          Purchase Price                    Section 2.3

          Receiver                          Section 6.7

          Retained Systems                  Section 8.2(b)

          Revenue Adjustment Amount         Section 2.4(e)

          Seller                            Preamble

          Seller's Damages                  Section 10.3

          Signal Services Agreement         Section 8.2(g)

          Subsequent Closing                Section 8.2(b)

          Subsequent Closing Date           Section 8.2(b)

          System                            Recitals

          Threshold Amount                  Section 10.6(a)

          1.3  Rules of Construction.  Words used in this Agreement,
               ---------------------
regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section or Schedule is a reference to a Section of this Agreement or a Schedule hereto, and the terms "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Schedules to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          SECTION 2:  SALE AND PURCHASE OF ASSETS
                      ---------------------------

     2.1  Agreement to Sell and Buy.  Subject to the terms and conditions set
          -------------------------
forth in this Agreement including, without limitation, the provisions of Section
8.2 relating to partial Closings, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the Assets (other than those assets described in Section 2.2), with full warranties of title and free and clear of any claims, liabilities, liens, claims, or encumbrances (except for those permitted in accordance with Sections 2.6 or 3.5 below), more specifically described as follows:

          (a)  The Personal Property;

          (b)  The Real Property;

          (c)  The Franchises;

          (d)  The Assumed Contracts;

          (e)  The Intangibles;

          (f) The Accounts Receivable, subject to adjustments pursuant to Section 2.4(b) hereof;

          (g) All books and records relating to the business or operations of the Systems (except as expressly excluded by Section 2.2(c) and subject to the requirements of Section 6.10), including executed copies of the Assumed Contracts, all equipment warranties, all technical information and data, maps, computer discs, diagrams, blueprints and schematics relating to the Systems and all filings made with or records required to be kept by the Franchising Authorities and all backup information on which such filings are based; and

          (h) All intangible assets of Seller relating to the Systems not specifically described above.

     2.2  Excluded Assets.  The Assets shall exclude the following
          ---------------
assets:

          (a)  Seller's cash and cash equivalents on hand as of the Closing
Date and all other cash in any of Seller's bank or savings accounts; any and all insurance policies, letters of credit, or other similar items and any cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments;

      (b) The Programming Agreements (other than those agreements which permit or require the retransmission of broadcast signals, to the extent necessary for Buyer to operate the Systems), the Management Agreement between Seller and Manager, and any other Contracts other than the Assumed Contracts;

      (c) Any books and records which Seller is required by law to retain, subject to the right of Buyer to have access and to copy for a period of three
(3) years from the last Closing Date, and Seller's partnership name, minute books, other books and records related to internal partnership matters, financing arrangements and the other assets described in this Section 2.2;

      (d) Any claims, rights and interest in and to any refunds of Taxes for periods prior to the Closing Date (regardless of whether a claim for any such refund is made prior to or after the Closing Date);

      (e) Any general liability, casualty, property or other insurance policies;

      (f) The Management Incentive Plan, any Employee Plan, Compensation Arrangement, and any employment or collective bargaining agreements;

      (g) Two fee estates owned by Seller in Beltsville, Maryland and Leesburg, Virginia;

      (h) Any Marcus Cable Company, L.P. proprietary information, trademarks and related intellectual property assets;

      (i) Any advertising Accounts Receivable that shall be retained by Seller in accordance with Section 2.4(b); and

      (j) Any claims or choses in action of Seller relating to periods prior to the Closing Date.

 2.3  Purchase Price.  The purchase price (the "PURCHASE PRICE") for the
      --------------
Assets shall be Two Hundred Thirty-Five Million Dollars ($235,000,000), which amount shall be adjusted as set forth in the following sentence and be paid by Buyer to Seller at Closing by wire transfer of immediately available funds. Subject to the provisions of Sections 8.2 (c) and (d), the Purchase Price shall be adjusted to reflect any adjustments or prorations made at Closing as provided in Section 2.4 hereof.

     2.4  Adjustments and Prorations.
          --------------------------

          (a) The Purchase Price shall be increased or decreased as required to effectuate the proration of income and expenses. All income and expenses arising from the operation of the Systems prior to the Effective Time, including Basic Customer fees, Bulk Customer fees, premium channel fees, installation fees, advertising fees, service charges, franchise fees, pole and other rental charges payable in respect to cable television service, all refund liabilities due to customers for the pre-closing period under any Rate Regulatory Reduction Order applicable to the Systems, utility charges, real and personal property taxes and assessments levied against the Assets, salesmen advances, property and equipment rentals, applicable copyright or other fees, sales and services charges, taxes (except for taxes arising from the transfer of the Assets hereunder), and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall be responsible for all expenses, costs, obligations and liabilities, and shall be entitled to receive all income, allocable to the conduct of the business or operations of the Systems for the period prior to the Effective Time, and Buyer shall be responsible for all expenses, costs, obligations and liabilities, and shall be entitled to receive all income, allocable to the conduct of the business or operations of the Systems after the Effective Time; provided, however, that
                                                    --------  -------
there shall be no adjustment for, and Seller shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts, or any other obligation or liability not being assumed by Buyer in accordance with Section
2.6 and Buyer shall be entitled to all income from Accounts Receivable in accordance with Section 2.4(b).

          (b) Subject to the provisions of Section 8.2(d), the Purchase Price payable under Section 2.3 shall be increased by an amount equal to the sum of
(i) 100% of the face amount of all Accounts Receivable (other than advertising sales) that are current or 30 days or less past due as of the Effective Time, plus (ii) 90% of the face amount of all Accounts Receivable (other than advertising sales) that are between 31 days and 60 days past due as of the Effective Time, plus (iii) 100% of the face amount of all direct-billed advertising Accounts Receivable that are current or sixty (60) days or less past due as of the Effective Time, plus (iv) 50% of the face amount of all direct-billed advertising Accounts Receivable that are between 61 and 90 days past due as of the Effective Time, plus (v) 100% of the face amount of all agency advertising Accounts Receivable that are current or ninety (90) days or less past due as of the Effective Time, plus (vi) 50% of the face amount of all agency advertising Accounts Receivable that are between 91 and 120 days past due as of the Effective Time; provided, however, that if any advertising client has any receivables greater than ninety (90) days in the instance of a direct-billed advertiser, or greater than one-hundred twenty (120) days in the case of an agency advertiser, the entire amount of such advertiser's account receivable shall be disregarded except that such account receivable shall thereupon comprise an Excluded Asset and be retained by Seller at Closing with Buyer remitting to Seller any payments which it may receive subsequent to Closing with respect to such account receivable. For purposes of making "past due" calculations with respect to Seller's customers, the monthly billing statements of Seller's customers shall be deemed to be due and payable on the first day of the monthly period of service to which such billing statements relate. For purposes of making "past due" calculations with respect to advertising receivables, billing statements shall be deemed to be due and payable on the date of such billing statements.

     (c) The Purchase Price payable under Section 2.3 shall be adjusted at Closing by subtracting any customer deposits held by Seller, which Buyer is assuming the responsibility post-Closing to pay or to provide goods or services with respect thereto.

     (d) The Purchase Price, taking into account the adjustments and prorations pursuant to this Section 2.4, will be determined in accordance with the following procedures:

          (1) Seller shall prepare and deliver to Buyer not later than five days before the Closing Date a preliminary settlement statement which shall set forth Seller's good faith estimate of the adjustments to the Purchase Price under this Section 2.4. The preliminary settlement statement shall contain all information reasonably necessary to determine the adjustments to the Purchase Price under this Section 2.4, to the extent such adjustments can be determined or estimated as of the date of the preliminary settlement statement. For purposes of the adjustment provided for in Section 2.4(e), the Customer Adjustment Amount shall be estimated as of Closing by applying the criteria set forth in definition of Basic Customer to a list of the Systems' customers generated by the Systems' billing service no more than ten days prior to the Closing Date, and the Revenue Adjustment Amount shall be estimated in good faith by Seller based upon (i) the Systems' actual gross revenues during the two most recent calendar months which ended prior to the date of the preparation of such preliminary settlement statement, and (ii) the Systems' estimated gross revenues for the then current calendar month during which such preliminary settlement statement shall be prepared. Preliminary adjustments shall be made in accordance with this statement, with any changes thereto agreed to between Buyer and Seller.

          (2) No later than sixty (60) days after the Closing Date, Seller will deliver to Buyer a statement setting forth Seller's determination of the net payment owing to Buyer or Seller, as the case may be, on account of the adjustments to the Purchase Price under this Section 2.4 (the "POST-CLOSING ADJUSTMENT"), together with all information reasonably necessary to determine such net payment. This statement, if not disputed by Buyer as hereafter provided, shall be the basis of the Post-Closing Adjustment. If Buyer disputes such amount determined by Seller, it shall deliver to Seller within thirty (30) days after its receipt of Seller's statement a statement setting forth its determination of the amount of the Post-Closing Adjustment, together with all information reasonably necessary to determine such amount ("BUYER'S STATEMENT"). If Buyer notifies Seller of its acceptance of Seller's statement, or if Buyer fails to deliver its Buyer's Statement within the 30-day period specified in the preceding sentence, Seller's determination of the Post-Closing Adjustment shall be conclusive and binding on the parties as of the last day of the 30-day period.

              (3)  Buyer and Seller shall use good faith efforts to resolve any dispute involving the determination of the Post-Closing Adjustment. If the parties are unable to resolve the dispute within fifteen (15) days following the delivery of the Buyer's Statement, Buyer and Seller shall each set forth in writing its determination of the Post-Closing Adjustment, and shall submit such determinations to a mutually acceptable "Big Six" independent accounting firm for resolution of the dispute. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees to the accountant shall be paid by the nonprevailing party as shall be determined by the accountant, provided,
                                                                     --------
however, that if the accountant does not make such determination, the fees shall
-------
be shared equally by Buyer and Seller.

         (e) The Purchase Price shall be reduced by the greater of the "CUSTOMER ADJUSTMENT AMOUNT" and the "REVENUE ADJUSTMENT AMOUNT" (if either or both of such amounts is a positive number). The Customer Adjustment Amount shall be an amount equal to $2,699 multiplied by the number, if any, by which the aggregate Equivalent Billing Units served by the Systems as of the Closing Date is less than 87,056. The Revenue Adjustment Amount shall be an amount equal to
4.53 multiplied by the amount, if any, by which the Systems' Annualized Gross Revenues as of the Closing Date are less than $51,887,616. The Systems' "ANNUALIZED GROSS REVENUES" shall be an amount equal to the Systems' gross revenues during the three calendar month period including and ending with that calendar month the last day of which falls nearest the Closing Date, multiplied by four.

   2.5   Payment of Purchase Price.  The Purchase Price shall be paid
         -------------------------
by Buyer to Seller as follows:

         (a)  Payment of Purchase Price.  At the Closing, Buyer shall pay or
              -------------------------
cause to be paid to or for the account of Seller the Purchase Price as adjusted by the estimated adjustments made in accordance with Sections 2.4 and 8.2(c) (the "ESTIMATED PURCHASE PRICE") by federal wire transfer of immediately available funds pursuant to wire instructions which shall be delivered by Seller to Buyer no later than three business days before the Closing Date, which sum shall be reduced by the amount of the Escrow Deposit, which is to be retained by the Escrow Agent to secure payment by Seller of any indemnification obligations to Buyer in accordance with the terms of the Indemnity Agreement.

     (b)  Payments to Reflect Adjustments.
          -------------------------------

          (1) If the Purchase Price as finally determined pursuant to Section 2.4(d) exceeds the Estimated Purchase Price, Buyer shall pay to Seller, in immediately available funds within three business days after the date on which the Purchase Price is determined pursuant to Section 2.4(d), the difference between the Purchase Price and the Estimated Purchase Price.

          (2) If the Purchase Price as finally determined pursuant to Section 2.4(d) is less than the Estimated Purchase Price, Seller shall pay to Buyer, in immediately available funds within three business days after the date on which the Purchase Price is determined pursuant to Section 2.4(d), the difference between the Estimated Purchase Price and the Purchase Price.

  2.6   Assumption of Liabilities and Obligations.  As of the Closing Date,
        -----------------------------------------
Buyer shall assume and pay, discharge and perform the following (the "ASSUMED LIABILITIES") (i) all the obligations and liabilities of Seller under the Franchises and the other Assumed Contracts insofar as they relate to the time period after the Effective Time, (ii) all obligations and liabilities of Seller to any customer of the Systems for any advance payments or deposits, if and to the extent that an adjustment was made to the Purchase Price with respect to such customer pursuant to Section 2.4(b) above, and (iii) all obligations and liabilities arising out of events occurring after the Effective Time related to Buyer's ownership of the Assets or its conduct of the business or operations of the Systems after the Effective Time. All obligations and liabilities of Seller other than the Assumed Liabilities, including (a) obligations with respect to the Excluded Assets, including under any Contract not included in the Assumed Contracts, (b) any obligations under the Assumed Contracts relating to the time period prior to the Effective Time, and (c) any claims or pending litigation or proceedings relating to the operation of the System prior to the Effective Time, shall remain and be the obligations and liabilities solely of Seller.

  SECTION :  REPRESENTATIONS AND WARRANTIES OF SELLER
             ----------------------------------------

  Seller represents and warrants to Buyer as follows:

  3.1        Organization, Standing and Authority.  Seller is a limited
             ------------------------------------
partnershipduly organized, validly existing and in good standing under the laws of the State of

Delaware, and qualified to conduct business in the State of Maryland. Seller has all requisite partnership power and authority (i) to own, lease and use the Assets as presently owned, leased and used, (ii) to conduct the business or operations of the Systems as presently conducted, and (iii) to execute, deliver and perform this Agreement in accordance with its terms. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the Systems' operations or the Assets.

     3.2  Authorization and Binding Obligation.  No later than August 11, 1996,
          ------------------------------------
the execution, delivery and performance of this Agreement by Seller will have been duly authorized by all necessary partnership actions on the part of Seller and its partners, with written confirmation of the receipt of such authorization having been provided by Seller to Buyer and with such authorization being in full force and effect at and as of Closing. Subject to receipt by Seller of the aforementioned approval of the Board of Directors of Seller's General Partner and of Seller's partners, this Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and the application of general principles of equity (collectively, the "ENFORCEABILITY EXCEPTIONS").

     3.3  Absence of Conflicting Agreements.  Subject to obtaining the Consents,
          ---------------------------------
the execution, delivery and performance of this Agreement and the documents contemplated hereby by Seller (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party, other than such consents that result from the specific legal or regulatory status of Buyer or that are immaterial to the operation of the Systems; (ii) will not conflict with any provision of Seller's organizational documents; (iii) will not conflict with, result in a breach of, or constitute a default under, (A) any Legal Requirements applicable to Seller or the Systems or any immaterial Assumed Contract, other than such conflicts, breaches or defaults that would not have a material adverse effect on the Systems, (B) any judgment or order of any court or governmental authority, or (C) any Franchise or any material Assumed Contract; and (iv) will not create any claim, lien, liability, or encumbrance upon the Assets.

     3.4  Franchises and Contracts.  Schedule 3.4 includes a list of the cable
          ------------------------   ------------
Franchises issued by Franchising Authorities, licenses issued by the FCC and other material Franchises and Contracts in effect on the date hereof, except for: (i) subscription agreements with customers, for cable services provided by the Systems in the ordinary course of business, (ii) oral employment contracts and miscellaneous service contracts terminable on not more than thirty (30) days' notice, and (iii) other contracts entered into in the ordinary course of business, not involving liabilities under all such contracts exceeding One Hundred Thousand Dollars ($100,000). Except as noted on Schedule 3.4, Seller has delivered to Buyer copies of the Franchises
         ------------
and written Contracts listed on Schedule 3.4 (together with all amendments
                                ------------
thereto), except for any such Contracts which are included in the Excluded Assets. The Franchises and Contracts listed on Schedule 3.4, together with the
                                               ------------
agreements described in the exceptions listed above, comprise all franchises, material licenses and permits, and material contracts, necessary to own and operate the Systems. The Franchises and Contracts are in full force and effect and are valid, binding and enforceable upon Seller and, to Seller's knowledge, the other parties thereto in accordance with their terms, except to the extent such enforceability may be limited by the Enforceability Exceptions. None of the Franchises or Contracts would be breached by virtue of the transaction contemplated hereby or by virtue of the assignment thereof by Seller to Buyer, provided the Consents are obtained. Except as disclosed on Schedule 3.4, there
                                                           ------------
is not (i) under any Franchise any default by Seller or, to Seller's knowledge, any other party thereto, and (ii) under any material Contract any material default by Seller or, to Seller's knowledge any other party thereto. Seller has given appropriate notices in compliance with the Cable Act with respect to the renewal of those cable Franchises listed on Schedule 3.4 and has made copies of
                                            ------------
such notices available to Buyer.

    3.5   Title to and Condition of Real and Personal Property.  Schedule 3.5
          ----------------------------------------------------   ------------
contains descriptions of all the Real Property and all material items of Personal Property owned by Seller as of the date hereof. Seller has good and marketable title to all of the fee estates included in the Real Property and all of the tangible Personal Property which is not leased by Seller under leases listed in Schedule 3.5, free and clear of all liabilities, liens, claims and encumbrances, except for the following (the "PERMITTED ENCUMBRANCES"): (i) liens for current taxes and other government charges not yet due and payable or liens for taxes the payment of which is being contested in good faith in appropriate proceedings, (ii) inchoate materialmen's, mechanics', carriers', workmen's and repairmen's liens arising in the ordinary course of business, (iii) recorded easements, rights-of-way, and other restrictions of record on the Real Property and unrecorded easements and rights-of-way which do not have a material adverse effect on the use of such property, and (iv) any other claims or encumbrances which are described in Schedule 3.5 and annotated to indicate that such claims
                       ------------
or encumbrances shall be removed prior to or at Closing. Seller has delivered to Buyer copies of all deeds and other Contracts listed on Schedule 3.5
                                                           ------------
pertaining to the Real or Personal Property (including any and all amendments or modifications). Except as specified on Schedule 3.5, all tangible Personal
                                        ------------
Property and all improvements on fee estates included in the Real Property are
(a) in good condition and repair in all material respects (ordinary wear and tear excepted) and (b) available for use in the conduct of the business or operations of the Systems.

     3.6  Intangibles.  Schedule 3.6 contains a description of the Intangibles
          -----------   ------------
(exclusive of those required to be listed in Schedule 3.4), all of which are
                                             ------------
valid and in full force and
effect and uncontested. Except as described on Schedule 3.6, Seller is not aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, service mark, service name, or similar intellectual property rights owned by any other person or persons.

    3.7   Consents.  Except for the Consents described in Schedule 3.7, no
          --------                                        ------------
consent, approval, permit or authorization of, or filing with any Franchising Authority is required to be obtained by Seller to permit Seller to assign or transfer the Franchises issued by the Franchising Authorities to Buyer. Except for the Consents described in Schedule 3.7, no material consent, approval,
                              ------------
permit or authorization of, or filing with any governmental authority or any other third party is required to be obtained by Seller (i) to consummate this Agreement and the transactions contemplated hereby, (ii) to permit Seller to assign or transfer the Assets to Buyer, or (iii) to enable Buyer to conduct the business or operation of the Systems in essentially the same manner as such business or operations are presently conducted.

    3.8  Information on the Systems.
         --------------------------

         (a) Plant.  As of May 31, 1996, the Systems had approximately 1,302
             -----
miles of operational trunk and distribution cable, all of which, excluding no more than 232 miles of such trunk and cable, has bandwidth capacity of dual 400 Mhz. The remaining, up to 232 miles has bandwidth capacity of dual 330 Mhz. As of May 31, 1996, the Systems had approximately 78,400 Equivalent Billing Units (prior to the June 1, 1996 rate adjustments) and at least 147,300 homes passed. On the Closing Date, the Systems will have approximately 149,600 homes passed.
Schedule 3.8 lists all of the existing towers of the Systems. Except as set forth in Schedule 3.8, Seller does not lease space on such towers to any third party.

         (b) Rates; Signals; Frequencies.  Schedule 3.8 sets forth materially
             ---------------------------   ------------
true and accurate lists of the following information:

             (1) a description of each class of service available from the Systems, the rates charges by Seller for each, together with the number of customers receiving each of the services as of June 30, 1996, and any other charges by Seller for services to customers; and

             (2) the channel and bandwidth capacity of each System, the stations and signals carried by each System, the channel position of each such signal and station, and all FCC restricted frequencies utilized by each System.

Schedule 3.4 lists each must-carry election or retransmission consent agreement
------------
pursuant to which any broadcast station listed on Schedule 3.8 is carried by the
                                                  ------------
Systems.

     (c)  Franchise and Pole Attachment Fees.  The rates for all franchise fees
          ----------------------------------
payable with respect to the Franchises and for all pole attachment fees and the number of poles covered by each of Seller's pole attachment agreements are disclosed in Schedule 3.8 as of such dates as are set forth thereon. Seller is
             ------------
in compliance in all material respects with its pole attachment agreements and Seller's pole attachments are in compliance in all material respects with its pole lessors' rules and regulations. Except as disclosed in Schedule 3.8, Seller
                                                            ------------
has not been notified in writing by any government authority or third party regarding any material adjustment to the amount of franchise fees or pole attachment fees paid by Seller to such authority or third party.

     (d)  Request for Signal Carriage.  Seller has acted upon all written
          ---------------------------
requests or demands received from television broadcast stations to carry or to terminate carriage of a television broadcast signal on any System. Seller has not received any FCC order requiring any System to carry a television broadcast signal or to terminate carriage of a television broadcast signal and, to Seller's knowledge, no television broadcast station has filed a written complaint with the FCC claiming that Seller carried or refused to carry a television broadcast signal in violation of the requirements of the FCC's mandatory broadcast signal carriage rules.

     (e)  Account Balances.  All the account balances of Customers to the
          ----------------
Systems are actual and bona fide receivables representing obligations for
                       ---- ----
services rendered in the regular course of Seller's business, in the total dollar amount thereof shown on the books of Seller; provided, though, that no
                                                    --------  ------
representation or warranty is made with respect to the collectibility of such Accounts Receivable by Buyer.

     (f)  FCC Filings.  Seller has made available to Buyer complete and correct
          -----------
copies of all material reports and filings made or filed by Seller with respect to the Systems with the FCC pursuant to the Communications Act or FCC rules and regulations since Seller acquired the Systems in October 1994.

     (g)  Cable Act of 1992.  Seller has used reasonable, good faith efforts to
          -----------------
establish rates charged to customers, and to its knowledge, it is charging such rates that are allowable under the rules and regulations promulgated by the FCC under the Cable Act if or to the extent that such rates are subject to regulation by any governmental authority, including any Franchising Authority. Notwithstanding the foregoing, Seller makes no representation or warranty that the rates charged to customers would be allowable under any rules and regulations of the FCC promulgated after the Closing Date. Seller has made available to Buyer complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215 and 1240 provided to Franchising Authorities with respect to the Systems and copies of all correspondence with any Franchising Authority relating to rate regulation generally or specific rates charged to customers of the Systems. Except as otherwise described in Schedule 3.8 or 3.14, as of the date of this Agreement,
                       --------------------
(i) to Seller's knowledge, there is no outstanding or unresolved Rate Regulatory Matter, (ii) the Systems are not subject to any Rate Regulatory Reduction Order, other than those affecting the cable industry generally, and (iii) no local governmental authority has been certified by the FCC as a rate regulating authority.

     (h)  Copyright.  Seller is entitled to hold and does hold the compulsory
          ---------
copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, cancelled, encumbered or adversely affected in any respect except relating to any immaterial disputes which may arise after the date hereof with respect to copyright fees payable with respect to the operation of the Systems by Seller.

     (i)  Commitments.  Except as described on Schedule 3.8, there are no
          -----------                          ------------
unfulfilled binding material commitments for capital improvements which Seller is obligated to make in connection with the Systems. There are no obligations or liabilities to customers or to other users of Seller's services which are material to the business of the Systems, except: (i) with respect to deposits made by such customers or such other users; (ii) the obligation to supply services to customers in the ordinary course of business pursuant to the Franchises; and (iii) its obligations with respect to leased access channels, public, educational and governmental channels, and other similar obligations to other users of the Systems under the Franchises and Legal Requirements. Except as described on Schedule 3.8, or on Schedule 3.12 with respect to certain of
                ------------        -------------
Seller's employees and other persons, there is no free service liability existing with respect to customers of the Systems. Except with respect to deposits for converters, encoders, decoders and related equipment, and any other item which is to be adjusted for pursuant to Section 2.4 hereof, Seller has no obligation or liability for the refund of monies or for the provision of rebates to its customers. Except as set forth in the Franchises, with respect to the Systems, Seller has not made a commitment to any Franchising Authority to maintain a local office in any location. Except as described on Schedule 3.8,
                                                                 ------------
Seller has not made any commitment to any Franchising Authority to pay franchise fees to any such authority in excess of the amounts set forth in the Franchises.

     (j)  Other Operators.  As of the date of this Agreement, Schedule 3.8 lists
          ---------------                                     ------------
the SMATV systems which, to Seller's knowledge, serves customers within the areas of Prince George's County served by the Systems. As of the date of this Agreement, to Seller's knowledge based upon inquiry by Seller with the cable Franchising Authorities, Buyer holds the only other cable Franchise which has been issued with respect to any of the communities served by the Systems.

     3.9  Financial Statements.  Seller has delivered to Buyer true and complete
          --------------------
copies of (i) the audited financial statements of Seller, containing a balance sheet and statement of income as at and for Seller's fiscal year ended December 31, 1995, and (ii) the unaudited balance sheet and statement of income as at and for Seller's three-month period ended March 31, 1996. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition of the Systems as at, respectively, December 31, 1995, and March 31, 1996, and the financial results of operations during the respective periods then ended, except that the unaudited financial statements do not include footnotes or customary year-end adjustments.

     3.10 Taxes and Tax Returns.   All Tax Returns have been filed with the
          ---------------------
appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all Taxes shown on such Tax Returns have been properly accrued or paid to the extent such Taxes have become due. Seller has received no notice of, nor does Seller have any knowledge of, any notice of deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority with respect to the Systems or the Assets except as described on Schedule 3.15. There are no outstanding agreements or waivers by
             -------------
Seller that extend the statutory period of limitations applicable to any federal, state, local or foreign tax returns or taxes with respect to the Systems or the Assets.

     3.11 Insurance and Bonds.  Schedule 3.11 comprises a list of all insurance
          -------------------   -------------
policies of Seller, currently in full force and effect, which insure the Systems or any part of the Assets, and a list of all surety and performance bonds in connection with the Systems.

     3.12 Personnel Matters.  Schedule 3.12 contains a list of all employees of
          -----------------   -------------
the Systems as of May 31, 1996, and all Employee Plans.  Except as described in
Schedule 3.12, Seller has no written or oral contracts of employment with any
-------------
employee of the Systems other than oral employment agreements terminable at will without penalty. Seller is not required to contribute to any "MULTIEMPLOYER PLAN," as defined in ERISA Section 3(37), nor has Seller withdrawn from such a "MULTIEMPLOYER PLAN." Seller is not a party to or subject to any collective bargaining agreements with respect to the Systems, and no labor union or other collective bargaining unit represents or, to the best knowledge of Seller, claims to represent any of the employees of the Systems. Seller has furnished Buyer with true and complete copies of all employee handbooks, employee rules and regulations, and Employee

Plans, if any. No reportable event, within the meaning of Title IV of ERISA, has occurred and is continuing with respect to any such Employee Plan or; and no prohibited transaction, within the meaning of Title I or ERISA, has occurred with respect to any such Employee Plan. With respect to any persons employed by Seller who render services in connection with the Systems, Seller is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There are no existing or, to Seller's knowledge, threatened, labor strikes, disputes, or grievances affecting the Systems or other labor controversies which could reasonably be expected to have a material and adverse effect on the financial condition or operations of the Systems.

    3.13  Environmental Laws.
          ------------------

          (a)  Except as disclosed in Schedule 3.13 hereto, (i) Seller's
                                      -------------
operations with respect to the Systems and its use of the Real Property comply in all material respects with all applicable Environmental Laws as in effect on the date upon which this representation is being made; (ii) Seller has not used the Real Property for, and has no knowledge that the Real Property has been used for, the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for such use of Hazardous Substances (in cleaning fluids, solvents and other similar substances) customary in the construction, maintenance and operation of a cable television system and in amounts or under circumstances that would not reasonably be expected to give rise to liability for remediation; and (iii) to Seller's knowledge, the Real Property complies in all material respects with all applicable Environmental Laws. Except as described in Schedule 3.13 hereto, no surface impoundments or underground
             -------------
storage tanks are located on or, to Seller's knowledge, have been located on the Real Property. Seller has delivered to Buyer copies of all environmental reports and studies that Seller has commissioned with respect to the Real Property, and such copies are true, complete and accurate copies of such reports and studies.

          (b)  The following definitions shall be used in this Section
3.13:

    "ENVIRONMENTAL LAW" means any requirement of federal, state or local law pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or other environmental matter, or to emissions, discharges, or releases or threatened releases of any Hazardous Substance, including the following laws as the same may be amended from time to time: (i) Clean Air Act (42 U.S.C. (S) 7401, et seq.); (ii) Clean Water Act (33 U.S.C. (S) 1251 et
                     -- ---                                             --
seq.); (iii) Resource Conservation and Recovery Act (42 U.S.C. (S) 6901, et
---                                                                      --
seq.); (iv) the Comprehensive Environmental Response Compensation Liability Act,
---
as amended, 42 U.S.C. (S) 9601, et seq. ("CERCLA");

(v) Safe Drinking Water Act (42 U.S.C. (S) 300f et seq.); and (vi) Toxic
                                                -- ---
Substance Control Act (15 U.S.C. (S) 2601, et seq.).
                                           -- ---
     "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, hazardous or toxic substance or material that is: (i) designated as a "hazardous substance" pursuant to Section 307 of the Clean Water Act, 33 U.S.C. Section 1251, et seq.
                                                                        -- ---
(33 U.S.C. (S) 1317); (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Solid Waste Disposal Act, as amended, 42 U.S.C. Section 6901, et seq. (42 U.S.C. (S) 6903); or (iii) defined as a "hazardous substance"
      -- ---
pursuant to Section 101 of CERCLA.

     3.14 Claims and Legal Actions.  Except (i) as set forth on Schedule 3.14,
          ------------------------                              -------------
(ii) proceedings affecting the cable television industry generally, and (iii) proceedings arising between the date of the execution of this Agreement and the Closing Date which would not reasonably be expected to have a material adverse effect on the Systems, there is no claim, legal action, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller, the Assets, or the business or operations of the Systems, including any which individually or in the aggregate could reasonably be expected to adversely affect the ability of Seller to perform its obligations under this Agreement or which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement or declare unlawful the transactions contemplated by this Agreement or cause any of such transactions to be rescinded. To the best of Seller's knowledge, there are no pending written complaints by customers or other users of Seller's services that, individually or in the aggregate, could materially and adversely affect the financial condition of the Systems or the Assets. Other than requests for network nonduplication and syndex protection or as described on Schedule 3.14, no written requests have been received by Seller
                -------------
since October 1994 from the FCC, the United States Copyright Office or any other person challenging or questioning the right of Seller to operate the Systems and any FCC-licensed or registered facility used in conjunction with Seller's operation of the Systems. Seller is not, to its knowledge, the subject of (i) any "Superfund" evaluation or investigation or proceeding in connection with the Real Property, and (ii) any investigation or proceeding of any governmental authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Real Property.

     3.15 Compliance with Laws.  Except as disclosed on Schedule 3.15, Seller
          --------------------                          -------------
has complied with, and to Seller's knowledge, the Systems and Assets are in compliance with, in all material respects all applicable Legal Requirements. Seller is permitted under all applicable Franchises and FCC rules, regulations and orders to distribute the

Signals (except for any inadvertent failure by the Systems to comply with the FCC's nonduplication and syndex rules) and to utilize all carrier frequencies generated by the operations of the Systems, and is licensed in all material respects to operate all the facilities required by law to be licensed. Without limiting the generality of the foregoing, except as disclosed on Schedule 3.15,
                                                                 -------------
Seller has complied with, and to Seller's knowledge, the Systems and the Assets are in compliance with, in all materialrespects, the following:

         (a)  Personnel Matters.  Legal Requirements under ERISA and the
              -----------------
    National Labor Relations Act, as amended, or regarding employment conditions and practices (including withholding requirements from wages or salaries), prohibitions upon employment discrimination, and unfair labor practices;

         (b)  Communications Act.  Legal Requirements under the Communications
              ------------------
    Act, including FCC filing requirements, notices to subscribers and FCC equal opportunity rules;

         (c)  Cable Act.  Legal Requirements under the Cable Act, the FCC rules
              ---------
    and regulations promulgated thereunder, and the must-carry and retransmission consent provisions thereof;

         (d)  CLI.  Legal Requirements regarding cumulative leakage index
              ---
    testing with respect to the Systems, including the maintenance of appropriate records related thereto and the correction of any radiation leakage required to be corrected under FCC rules and regulations;

         (e)  FAA Rules and Regulations.  Legal Requirements of the Federal
              -------------------------
    Aviation Administration; and

         (f)  Copyright.  Legal Requirements of the Copyright Act.
              ---------

    3.16  Conduct of Business in Ordinary Course.  Since March 31, 1996, Seller
          --------------------------------------
has conducted the business and operations of the Systems only in the ordinary course and has not (i) made any material increase in compensation payable or to become payable to any of the employees of Seller, or any material change in personnel policies, insurance benefits or other compensation arrangements affecting the employees of Seller, or (ii) made any sale, assignment, lease or other transfer of any of Seller's properties other than Excluded Assets, obsolete assets no longer usable in the operation of the Systems, or other assets sold or disposed of in the normal course of business with suitable replacements being obtained therefor.

    3.17  No Material Adverse Change.  Since March 31, 1996, there has been (i)
          --------------------------
no material adverse change in the Systems or their financial condition, taken as a whole, other than any change arising out of matters of a general economic nature or matters (including competition caused by or arising from other multiple channel distribution services and from litigation, legislation, rulemaking or regulation) affecting the cable television industry generally, and
(ii) no material loss, damage, impairment, confiscation or condemnation of any of the Assets that has not been repaired or replaced in all material respects.

    3.18  Accuracy of Schedules.  All Schedules to this Agreement are accurate
          ---------------------
and complete in all material respects as of the date of this Agreement.

    3.19  Disclosure.  No representation or warranty by Seller, or any statement
          ----------
or certificate furnished by Seller to Buyer pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will on the Closing Date contain any untrue statement of a material fact or omits or will on the Closing Date omit to state a material fact necessary to make the statements contained therein not misleading.

    SECTION  4: REPRESENTATIONS AND WARRANTIES OF BUYER
                ---------------------------------------

    Buyer represents and warrants to Seller as follows:

    4.1   Organization, Standing and Authority.  Buyer is a corporation duly
          ------------------------------------
organized, validly existing and in good standing under the laws of the State of Colorado, and shall be, at Closing, qualified to conduct business in the State of Maryland. Buyer has all requisite corporate power and authority to execute, deliver and perform this Agreement in accordance with its terms.

    4.2   Authorization and Binding Obligation.  No later than August 11, 1996,
          ------------------------------------
the execution, delivery and performance of this Agreement by Buyer will have been duly authorized by all necessary corporate actions on the part of Buyer, with written confirmation of the receipt of such authorization having been provided by Buyer to Seller and with such authorization being in full force and effect at and as of Closing. Subject to receipt by Buyer of the aforementioned approval of the Board of Directors of Buyer, this Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent such enforceability may be limited by the Enforceability Exceptions.

    4.3   Absence of Conflicting Agreements.  Subject to obtaining the Consents,
          ---------------------------------
the execution, delivery and performance of this Agreement and the documents contemplated hereby by Buyer (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with Buyer's organizational documents; or (iii) will not conflict with, result in a breach of, or constitute a default under, any applicable Legal Requirements applicable to Buyer, or any contract or agreement to which Buyer is a party or by which Buyer may be bound, such that Buyer could not perform its obligations hereunder.

     4.4  Qualification.  To Buyer's knowledge, Buyer has the requisite
          -------------
qualifications to be the transferee of the Franchises and the owner and operator of the Assets and Systems.

     4.5  Litigation.  There is no claim, legal action, arbitration,
          ----------
governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Buyer threatened, against or relating to Buyer, which would give any third party the right to enjoin, rescind or condition the transactions contemplated hereunder other than proceedings affecting the cable television industry generally.

     4.6  Buyer's Investigation.  Buyer hereby acknowledges that it has
          ---------------------
conducted an investigation of the physical plant of the Systems which investigation included evaluation of the condition and performance of the physical plant. Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges that Seller has made no warranty, express or implied, as to the condition or suitability of the Assets except for such representations and warranties of Seller set forth in Section 3 hereof. Buyer has not relied upon, and Seller shall not be liable for or bound in any manner by, any express or implied verbal or written information, warranties, promises, statements, inducements, representations or opinions pertaining to the Systems or the Assets, except as may be contained this Agreement or the Schedules hereto, or in instruments or certificates delivered at Closing hereunder.

     4.7  Disclosure.  No representation and warranty by Buyer, or any statement
          ----------
or certificate furnished by Buyer to Seller pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will on the Closing Date contain any untrue statement of a material fact or omits or will on the Closing Date omit to state a material fact necessary to make the statements contained therein not misleading.

  SECTION 5:  COVENANTS OF SELLER
              -------------------

  5.1  Pre-Closing Covenants.  Except as contemplated by this Agreement or
       ---------------------
with the written consent of Buyer, which consent shall not be unreasonably withheld, between the date hereof and the Closing Date, Seller shall operate the Systems in the ordinary course of business in accordance with its past practices (except where such would conflict with the following covenants or with Seller's other obligations hereunder) and abide by the following negative and affirmative covenants:

       (a) Negative Covenants.  Seller shall not do any of the following:
           ------------------

           (1) Compensation.  Increase annual recurring compensation
               ------------
    payable or to be payable to any person employed in connection with the conduct of the business or operations of the Systems, except in accordance with past practices and then, no more than 5% per annum;

           (2) Contracts. Subject to Section 6.1 with respect to Franchises, and
               ---------
    Section 6.16 with respect to Seller's "must-carry" elections and retransmission consent agreements, modify or amend in any material respect any Assumed Contract except such immaterial Assumed Contracts which may be modified or amended in the ordinary course of business so long as the additional liability under such amended Assumed Contracts shall not exceed, in the aggregate, $50,000 (not including additional liability under Contracts which are terminable at will without penalty); or enter into any new Contracts that will be binding on Buyer except (i) agreements for the provision of services to customers, or (ii) contracts or commitments entered into in the ordinary course of business; provided, however, that the liability under such contracts or commitments shall not exceed, in the aggregate, $100,000 (other than those contracts which are terminable at will without penalty);

           (3) Disposition of Assets.  Sell, assign, lease, or otherwise
               ---------------------
    transfer or dispose of any of the Assets, except for assets consumed or disposed of in the ordinary course of business that are obsolete and no longer usable in the operation of the Systems or are replaced by property of equivalent kind and value;

           (4) Encumbrances.  Create, assume or permit to exist any claim,
               ------------
    liability, lien, or encumbrance upon the Assets, except for the Permitted Encumbrances or as permitted by Section 2.6;

           (5) Franchises.  Do any act or fail to do any act which could
               ----------
    reasonably be expected to result in the expiration, revocation, suspension, non-renewal or materially adverse modification of any of the cable
    Franchises issued by any Franchising Authority, or fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Systems;

         (6)  No Inconsistent Action.  Take any action which is inconsistent in
              ----------------------
    any material respect with its obligations hereunder or which would reasonably be expected to materially hinder or delay the consummation of the transaction contemplated by this Agreement;

         (7)  Offers.  Offer the Assets or the Systems for sale, entertain
              ------
    offers for the Assets or the Systems or otherwise negotiate for the sale of the Assets or the Systems or make information about the Assets or the Systems available to any third party;


         (8)  Marketing Promotions.  Offer customers or solicit prospective
              --------------------
    customers except through the use of marketing promotions consistent with Seller's past practices, its marketing plan for the Systems which has been delivered to Buyer, or with respect to pay services, through the offer of discounts on pay services in accordance with programs adopted by the providers of such pay services;

         (9)  Changes in Rates and Programming.   Except as set forth on
              --------------------------------
    Schedule 5.1(a), or otherwise required by applicable Legal Requirements,
    ---------------
    change the rates charged by the Systems for any class of service, change any other customer charges or institute any new charges, add or delete any programming services on the Systems, or change the mix of programming which comprises each class of service; or

         (10) Waivers.  Waive any material right relating to the Systems or the
              -------
    Assets.

      (b) Affirmative Covenants.  Seller shall do the following:
          ---------------------

          (1)  Access to Information.  Allow Buyer and its authorized
               ---------------------
    representatives reasonable access at Buyer's expense during normal business hours to the Assets and to all other properties, equipment, books, records, Contracts and documents relating to the Systems for the purpose of audit and inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Systems as Buyer may reasonably request. Any such audit, investigation or request for information shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Systems, provided, however, that neither the furnishing of such information to Buyer
    --------  -------
    or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's right to rely on any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing of information or any investigation, and provided, further, that Buyer shall
                                             --------  -------
    provide written notice to Seller if Buyer determines that based upon information provided to Buyer or through its investigation, Seller is in breach of any of its representations or warranties set forth in this Agreement;

         (2)  Maintenance of Assets.  Maintain all of the Personal Property or
              ---------------------
    replacements thereof and all buildings or other improvements located on the Real Property in good condition (ordinary wear and tear excepted), and use all of the Personal Property and all buildings or other improvements located on the Real Property in a reasonable manner, with inventories of spare parts and expendable supplies being maintained at levels consistent with past practices;

         (3)  Maintenance of Personnel, Inventory and Plant.  Maintain
              ---------------------------------------------
    appropriate staff and management personnel at the Systems consistent with past practices, maintain adequate inventories consistent with past practices, fulfill installation requests in accordance with past practices, and complete line extensions and place conduit or cable in new developments consistent with Seller's annual budgets;

         (4)  Insurance.  Maintain the existing insurance policies on the
              ---------
    Systems and the Assets;

         (5)  Consents.  Use its commercially reasonable best efforts to obtain
              --------
    the Consents;

         (6)  Books and Records.  Maintain its books and records in accordance
              -----------------
    with past practices;

         (7)  Notification.  Promptly notify Buyer of any material change in any
              ------------
    of the information contained in Seller's representations and warranties contained in Section 3 hereof or in the schedules hereto;

         (8)  Financial Information.  Furnish to Buyer within thirty (30) days
              ---------------------
    after the end of each month between the date hereof and the Closing Date, a statement of income and expense for the month just ended and such other financial information as Buyer may reasonably request and which is prepared in the ordinary course of business in accordance with past practices;

         (9)  Compliance with Laws.  Comply in all material respects with all
              --------------------
    Legal Requirements applicable to the operation of the Systems;

         (10) Keep Organization Intact.  Use its reasonable efforts to preserve
              ------------------------
    intact its business and organization relating to the Systems and preserve for Buyer the goodwill of its suppliers, customers and others having business relations with it;

         (11) Contracts.  Prior to the Closing Date, deliver to Buyer a list of
              ---------
    all Contracts entered into between the date hereof and the Closing Date of the type required to be listed in Schedule 3.4, together with copies of such Contracts.

    5.2   Requests for Written Consent.  In the event that between the date
          ----------------------------
hereof and the Closing Date Seller shall wish to take an action which is not permitted by Section 5.1 without the prior written consent of Buyer, Seller may give written notice to Buyer to request its consent, with such notice being given in accordance with Section 11.2 hereof and providing a reasonably detailed description of the action which Seller wishes to take, including, in the event that such action comprises Seller's execution of a particular Contract, a copy of such Contract. If within ten (10) business days of Seller's notice, Seller shall not have received notice from Buyer regarding either the grant of Buyer's consent to such action or Buyer's refusal to grant its consent (with such notice providing a good faith explanation of such denial), Seller may enter into such Contract or take such other requested action that shall have been described in its notice to Buyer.

    5.3   Further Assurances.  After the Closing, Seller will take such actions,
          ------------------
and execute and deliver to Buyer such further deeds, bills of sale, assignments or other transfer documents as, in the reasonable opinion of counsel for Buyer, may be necessary to evidence the transfer of the Assets to Buyer pursuant to this Agreement; provided that Buyer shall be responsible for all fees, taxes and other costs (other than Seller's attorneys' fees and expenses) payable with respect to the filing or recording of any such further deeds, bills of sale, assignments or other transfer documents.

    SECTION 6: SPECIAL COVENANTS AND AGREEMENTS
               --------------------------------

    6.1   Consents.
          --------

          (a) Within thirty (30) days after the execution hereof, Buyer and Seller shall submit appropriate FCC Forms 394 to the Franchising Authorities, and on a timely basis Seller shall request the Consent of such other third parties whose Consents are required for the consummation hereof. Seller shall thereafter use its commercially reasonable efforts to obtain the Consents as expeditiously as possible, each such Consent being in form and substance reasonably satisfactory to Buyer. Consents for transfers of Franchises and Assumed Contracts, respectively, will be deemed to be satisfactory to Buyer if they are similar in all material respects to the applicable forms attached as Exhibit 6.1(a)(1) and
Exhibit 6.1(a)(2) or, with respect to Franchise Consents, if they are similar in all materials respects to the terms of the Consent given by Prince George's County to Buyer (or its Affiliate) with respect to its acquisition of the cable television system serving the southern portion of Prince George's County; provided, however, that no Consent shall include any material adverse change to
--------  -------
the terms of the underlying instrument to which the Consent applies unless otherwise agreed to by Buyer. If notwithstanding its commercially reasonable efforts, Seller is unable to obtain such Consents, Seller shall not be liable to Buyer for any breach of covenant (but Buyer shall have no obligation to effect the Closing unless the condition set forth in Section 7.1(c) hereof shall have been satisfied). Nothing herein shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys fees, filing fees or other normal costs of doing business) or the giving of any other consideration by Seller in order to obtain any Consent; provided, however, that all reasonable fees or out-of-pocket costs (for example, application fees) imposed by Franchising Authorities in connection with obtaining Consents therefrom shall be borne by Seller.

     (b) Buyer agrees to cooperate fully with Seller in obtaining any necessary Consents, but Buyer will not be required (i) to make any payment to any person, entity or Franchising Authority from whom such Consent is sought or (ii) to accept any material changes in, or the imposition of any adverse condition to any Franchise or any material Assumed Contract as a condition to obtaining any Consent. Seller shall bear any costs required to remedy any item of noncompliance by Seller with the terms of all Franchises. Buyer shall bear any costs arising with respect to the performance of the Franchises post-Closing (other than any costs arising as a result of noncompliance by Seller with any Franchise) in accordance with the terms of any Franchises (including any amendments or modifications) executed or assumed by Buyer or under the terms of any Consents granted by any Franchising Authority and agreed to by Buyer.
Seller and Buyer shall jointly participate in negotiations with Franchising Authorities and other third parties with respect to the Consents. Buyer agrees that it shall not, without the prior written consent of Seller (which may be withheld at Seller's sole discretion), seek amendments or modifications to the Franchises or other Assumed Contracts which could reasonably be expected to delay or prevent obtaining the necessary Consents.

     (c) Buyer shall promptly furnish to any Franchising Authority or other third party such accurate and complete information regarding Buyer, including financial information concerning Buyer and other information relating to the cable and other media operations of Buyer (other than information which Buyer reasonably deems to be proprietary), as a Franchising Authority or other third party may reasonably require in connection with obtaining any Consent, and Buyer shall promptly furnish to Seller a copy of any such information provided to a Franchising Authority or other third party, and any other information concerning Buyer as Seller may reasonably request in connection with obtaining any Consent. Buyer shall ensure that its appropriate officers and employees shall be available to attend, as Seller or the Franchising Authorities may reasonably request, any scheduled hearings or meetings in connection with obtaining any Consent.

     6.2  Cooperation.  Buyer and Seller shall cooperate fully with each other
          -----------
and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be reasonably necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder.


     6.3  Buyer's Qualifications and Financing.
          ------------------------------------

          (a) Buyer will not take any action that could reasonably be expected to disqualify Buyer to be the transferee of the Franchises or the owner and operator of the Assets and Systems. Should Buyer become aware of any fact or circumstance that would disqualify Buyer as transferee of the Franchises or the owner and operator of the Assets and Systems, Buyer will promptly notify Seller in writing thereof and use its reasonable best efforts to remove any such disqualifying fact or circumstance.

          (b) At all times between the date hereof and the Closing Date, Buyer will take all necessary or advisable actions to ensure, and Buyer will ensure, that funds sufficient to permit Buyer to pay the Purchase Price will be available on the Closing Date.

          (c) Buyer will not take any action that is inconsistent with its obligations under this Agreement or which would reasonably be expected to materially hinder or delay the consummation of the transaction contemplated by this Agreement.

     6.4  Brokers.  Except for the brokerage fee due Goldman, Sachs & Co., which
          -------
fee shall be paid solely by Seller, and the brokerage fee due Jones Financial Group, Inc., which fee shall be paid solely by Buyer, Buyer and Seller each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement.

     6.5  Bonds, Letters of Credit, etc.  Buyer shall take all necessary steps,
          -----------------------------
and execute and deliver all necessary documents, to ensure that Buyer shall have delivered on the Closing Date bonds, letters of credit, indemnity agreements and similar instruments in the amounts and in favor of the persons referred to in
Schedule 3.11.
-------------

     6.6  Billing Obligations.  Subject to the receipt of any necessary consents
          -------------------
from CableData, Buyer shall, at its expense, be permitted by Seller to use its CableData billing system computers, software and other fixed assets relating thereto for a period of up to sixty (60) days after the Closing Date in order to complete the transition to Buyer's billing system. Seller shall cooperate, subject to reimbursement of its reasonably incurred expenses, with all reasonable requests by Buyer in connection with such billing transition following the Closing.

     6.7  Confidentiality/Press Releases.  Buyer and Seller will each hold and
          ------------------------------
will cause its officers, directors, employees, lenders, accountants, representatives, agents, consultants and advisors to hold in confidence all information (other than such information as may be publicly available) furnished by such party ("PROVIDER") to the other party ("RECEIVER") in connection with the transactions contemplated by this Agreement, as well as all information concerning Provider, its Affiliates or its assets, business or operations contained in any analyses, compilations, studies or other documents prepared by or on behalf of Receiver based on information provided by Provider (collectively, the "INFORMATION"). Neither Buyer nor Seller as Receiver, will, without the prior written consent of Provider, release or disclose any Information regarding Provider to any other person, except to Receiver's own officers, directors, employees, lenders, accountants, representatives, agents, consultants and advisors who need to know the Information in connection with the consummation of the transactions contemplated by this Agreement, who are informed of the confidential nature of the Information and who agree to be bound by the terms and conditions of this Section 6.7.

          (a) In the event Receiver or any person to whom Receiver transmits Information regarding Provider pursuant to this Agreement becomes legally compelled to disclose any of such Information, Receiver will provide Provider with prompt notice so that Provider may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Receiver will furnish only that portion of the Information which Receiver is legally required to disclose.

          (b) If the transactions contemplated by this Agreement are not consummated, Buyer and Seller each, as Receiver, agree that: (i) the Information, except for that portion thereof which consists of analyses, compilations, studies or other documents prepared by or on behalf of Receiver, will be returned to Provider immediately upon Provider's request therefor; and (ii) that portion of the Information which consists of analyses, compilations, studies or other documents prepared by or on behalf of Receiver will be held by Receiver and kept confidential and subject to the terms of this Section 6.7, or will be destroyed.

     (c) No press release or public disclosure, either written or oral, of the existence or terms of this Agreement shall be made by either Buyer or Seller without the consent of the other, and Buyer and Seller shall each furnish to the other advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which Buyer or Seller, as the case may be, proposes to make such press release. This provision shall not, however, be construed to prohibit any party from (i) making any disclosures to any governmental authority which it is required to make under any Legal Requirement, or from filing this Agreement with, or disclosing the terms of this Agreement to, any institutional lender to such party or potential investor in such party, or (ii) subsequent to the Closing, disclosing the existence of this Agreement, its consummation, and other information that has previously become publicly known or available through press releases or public disclosures previously authorized or coordinated between the parties.


 6.8 Risk of Loss.
     ------------

     (a) The risk of any loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing. In the event of any loss, damage or impairment, confiscation or condemnation, the proceeds of any claim for loss payable under any insurance policy, judgment or award with respect thereto shall be applied to repair, replace or restore such Assets to their prior condition as soon as possible after such loss, impairment, condemnation or confiscation.

     (b) In the event of any damage or destruction of the Assets described above, if such Assets have not been restored or replaced and the affected System's normal and usual transmission resumed by the Closing Date: (1) Buyer may elect, at its option, to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Seller shall (i) deliver to Buyer all remaining insurance proceeds received, to the extent not already expended by Seller in connection with such damage or destruction of the Assets, and (ii) Buyer shall bear any additional costs or expenses incurred by Buyer, in excess of such insurance proceeds, in completing such restoration and replacement; or if Buyer does not so elect the preceding option, either Buyer or Seller may elect, at its option, to delay Closing up to the earlier of sixty (60) days or until such Assets are repaired or restored, or
(3) if neither Buyer or Seller shall so elect any of the preceding options, either Buyer or Seller may elect, at its option, to terminate this Agreement forthwith without any further obligation hereunder by written notice to the other party hereto.

      (c) If any damage or destruction of the Assets or any other event occurs which does not prevent signal transmission by the Systems in the normal and usual manner and if such damaged or destroyed Assets can be repaired, replaced or restored to their prior condition at an aggregate expense of less than Two Million Five Hundred Thousand Dollars ($2,500,000), (1) Buyer may elect, at its option, to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Seller shall (i) deliver to Buyer all remaining insurance proceeds received, to the extent not already expended by Seller in connection with such damage or destruction of the Assets, and (ii) Buyer shall bear any additional costs or expenses incurred by Buyer, in excess of such insurance proceeds, in completing such restoration and replacement; or (2) if Buyer does not so elect the preceding option, Seller shall proceed to repair or restore such Assets with the Closing being delayed until such repair or restoration has been completed, with Seller using its commercially reasonable efforts to complete such restoration within sixty (60) days of the initially scheduled Closing Date; provided, however, that if such
                                              --------  -------
restoration is not completed within such 60-day period, either Buyer or Seller may elect, at its option, to terminate this Agreement forthwith without any further obligation hereunder by written notice to the other party hereto.

 6.9  Antitrust Laws Compliance.  No later than thirty (30) days after the
      -------------------------
date of the execution hereof, Buyer and Seller will each make filings as required under Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"). Seller and Buyer shall each pay one-half of all fees payable to governmental authorities in connection with such filings. Each party will cooperate with the other in accomplishing such filings and will keep the other party apprised of the status of any inquiries made of such party by the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, or any other governmental agency with respect to this Agreement or the transaction contemplated hereby. The transfer of the Assets hereunder is expressly conditioned upon the waiting period relating to any such filings having duly expired or been duly terminated by the appropriate government agencies without the commencement of any action by any such agencies to restrain or postpone the transaction contemplated hereby.

 6.10 Access of Seller to Records.  Seller shall, for a period of three (3)
      ---------------------------
years from the Closing Date, have access to, and the right to copy, at its expense, during usual business hours upon reasonable prior notice to Buyer, all books and records relating to the Systems which are transferred and conveyed to Buyer pursuant to this Agreement. Buyer shall retain and preserve all such books and records for such three-year period. Subsequent to such three-year period, Buyer shall only destroy the aforesaid books and records if there is no ongoing governmental audit or litigation.

    6.11  Accounts Receivable.  At the Closing, Seller shall assign to Buyer all
          -------------------
Accounts Receivable arising out of the conduct of the business and operations of the Systems through the Closing Date. Seller shall deliver to Buyer on or as soon as practicable after the Closing Date a complete and detailed statement of the Accounts Receivable, showing the account number and date of issuance, the name and address of the account payor, the aggregate amount of such receivable, and the balance due as of Closing Date on each of such Account Receivable. Any payments received by Seller from account payors on or after the Closing Date shall be remitted to Buyer.

    6.12  Employee Matters.
          ----------------

          (a) Buyer shall assume responsibility for offering and providing "continuation coverage" to any "qualified beneficiary" who is covered by a "group health plan" sponsored, maintained or contributed to by Seller and who has experienced a "qualified event" or is receiving such "continuation coverage" on or prior to the Closing Date. Continuation coverage, qualified beneficiary, qualifying event and group health plan shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA. [Open until
                                                -- ---
Buyer has consulted with ERISA

counsel.]

          (b) Seller shall comply with the provisions of the Worker Adjustment and Retaining Notification Act, as amended, 29 U.S.C. (S)2101, et seq., as it
                                                               -- ---
relates to the transaction contemplated hereby, including providing all affected employees and other necessary persons with any notice that may be required under such Act, and shall indemnify and hold harmless Buyer from and against all losses arising with respect thereto.

          (c) Seller acknowledges that Buyer has no obligation to employ any of Seller's employees and that Seller shall be responsible for satisfying in full all amounts owed to such employees, including wages, salaries, severance pay, sick pay, accrued vacation, any employment, incentive, compensation or bonus agreements or other benefits or payments relating to the period of employment by Seller.

          (d) As of the Closing Date, Seller shall terminate employment of all employees of Seller engaged in the operations of the Systems who will not remain employees of Seller after the Closing (including any to be hired by Buyer after the Closing).

      (e) Buyer shall, at such times as shall be arranged by Buyer with Seller, meet with Seller's employees prior to Closing and provide appropriate information to such employees regarding the operation of the Systems and opportunities for employment post-Closing. Nothing in this Section 6.12 or in any other provision of this Agreement is intended to confer upon any employee of Seller or such employee's legal representative or heirs any rights as a third party beneficiary or otherwise or any remedies of any kind whatsoever under or by reason of this Agreement, or the transactions contemplated hereby, including any rights of employment or continued employment. All rights and obligations created by this Agreement are solely between the parties.

 6.13 Noncompetition Agreement.
      ------------------------

      (a) Seller, and, by their signatures hereto with respect to this Section 6.13, General Partner and Manager, each agrees that subject to the consummation of the Closing, for a period of three (3) years thereafter, it will not, without prior written consent of Buyer, directly or indirectly, own, manage, operate, join, control or engage or participate in the ownership, management, or control of or operation, or be connected as a shareholder, director, officer, agent, partner, or otherwise with, any business or organization any part of which engages in the business of operating a cable television system (or obtaining or holding any franchises therefor) or other provider of multipoint distribution system distributing Signals within the area covered by the cable Franchises issued by the Franchising Authorities and transferred by Seller to Buyer on the Closing Date. Notwithstanding the foregoing, the following shall not be prohibited: (i) the ownership of a company's securities listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System, which constitute less than ten percent (10%) of the outstanding voting stock of such company or does not otherwise constitute control over such company, or (ii) the participation in the ownership, management or operations of a company distributing Signals by direct broadcast satellite.

      (b) Seller, General Partner and Manager each agrees that in the event that it commits a breach of any of the provisions of this Section 6.13, Buyer shall have the right and remedy to have the provisions of this Section 6.13 specifically enforced to the extent permitted by law by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause immediate irreparable injury to Buyer and that money damages will not provide an adequate remedy at law for any such breach or threatened breach. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer at law or in equity.

      (c) If any of the provisions of or covenants in this Section 6.13 are held to be unenforceable in any jurisdiction because of the duration or scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration and/or scope of such provision or covenant and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Section 6.13 in any other jurisdiction.

      (d) Buyer and Seller confirm and agree that no portion of the Purchase Price shall be allocated or be allocable to the Noncompetition Agreement set forth in this Section 6.13.

  6.14 Financial Statements.  To the extent that the financial statements
       --------------------
described in Section 3.9 do not satisfy the requirements of Regulation S-X of the Securities and Exchange Commission, Seller shall make its books and records available to Buyer or a reputable accounting firm designated thereby as necessary to produce, at Buyer's sole expense, financial statements which meet such requirements. After the Closing Date, Seller shall make its books and records available to Buyer or such accounting firm as necessary to produce unaudited financial statements of the Systems for the interim period between December 31, 1995 and the last day of the calendar month immediately preceding the calendar month in which the Closing Date occurs, including an income statement for the corresponding period of the preceding fiscal year.

  6.15 Current Proceedings and Post-Closing Rate Proceedings.  Seller shall
       -----------------------------------------------------
diligently pursue any current rate proceedings and shall deliver to Buyer copies of any documents, correspondence or notices sent by or received by Seller in connection with the current rate proceedings or any Rate Regulatory Matter instituted after the date of this Agreement. If at any time after Closing, any Franchising Authority commences a rate proceeding, Buyer will so notify Seller. The parties will cooperate in their participation in such proceeding, and each party will promptly deliver to the other all information reasonably requested by such party as necessary or helpful in such proceeding. Without the other party's consent, neither party shall settle any such proceeding for which the other party would have any liability.

  6.16 Must-Carry and Retransmission Consent Agreements.  Certain of the
       ------------------------------------------------
"must-carry" elections and retransmission consent agreements listed in Schedule
                                                                       --------
3.4 expire on or about December 31, 1996.  Seller shall deliver to Buyer copies
---
of any correspondence or notices sent or received by Seller in connection with its negotiations of extensions to or follow-on contracts for such expiring Contracts. Seller shall notify each third party which has elected must-carry or has executed a retransmission consent agreement of the transaction contemplated hereby and shall use commercially reasonable efforts to ensure that any such Contract to be executed therewith shall provide for the assignment of such Contract to Buyer. Notwithstanding Section
6.1 hereof, so long as Seller shall in good faith use commercially reasonable efforts to extend or renew such Contracts on terms which are not materially and adversely different than the terms of Seller's current agreements with such parties, Buyer shall assume at Closing the obligations under such Contracts to the extent they relate to the post-Closing time period.

     6.17 Proof of Performance.  No later than 30 days prior to Closing, Seller
          --------------------
shall have completed a sweep and proof of the 400 Mhz portion of the plant of the System to enable it to meet, and to prove that it meets, FCC specifications at 400 Mhz, and shall have delivered proper documentation of such to Buyer.

     6.18 Environmental Surveys.  Seller, at its cost, shall deliver to Buyer,
          ---------------------
no later than thirty (30) days prior to Closing, "Phase I Environmental Surveys" for the two fee estates included in the Real Property prepared by an environmental engineering firm reasonably acceptable to Buyer. Seller acknowledges that any disclosures of environmental conditions included in such surveys shall be "within its knowledge" for the purposes of its representations and warranties in Section 3.13 hereof.

     6.19 Maryland Bulk Sales and Use Tax Returns.  Approximately thirty (30)
          ---------------------------------------
days prior to Closing, Seller shall inquire in writing with the Compliance Division of the Maryland Comptroller of the Treasury regarding the amount of sales and use taxes due with respect to the taxable personal property included in the Assets, with a copy of such inquiry being provided to Buyer. Such inquiry shall include a schedule of the taxable personal property included in the Assets and the value of such property as determined by Seller, and such other information as is customarily required by the Compliance Division for it to research Seller's account to determine the amount of sales tax due upon the consummation of the sale. Seller shall promptly provide Buyer with a copy of the determination made by the Compliance Division of the amount of sales tax due. Seller shall (i) at Closing, reserve and hold in escrow from the Purchase Price paid by Buyer the amount of sales tax due, (ii) promptly following Closing (and in no event later than the 21st day of the month following the month in which the Closing occurs), prepare and submit to the Maryland Comptroller of the Treasury the bulk sales and use tax return required to be filed by Seller and pay the amount of sales tax due as reserved from the Purchase Price, with a copy of such return and evidence of payment being contemporaneously provided to Buyer, and (iii) promptly provide Buyer with a copy of any inquiries or other correspondence received by Seller from Maryland governmental authorities with respect to the sales tax due on the sale.

     6.20 Maryland Personal Property Taxes.  Seller has provided Buyer with (i)
          --------------------------------
a copy of its Cable Television Property Returns which it has filed for 1995 and 1996, which are all such returns which Seller has had the obligation to file under applicable Legal Requirements, (ii) a copy of all assessments which it has received from the Maryland Department of Assessments and Taxation with respect to such returns, and (iii) evidence of payment of any taxes which are due in accordance with such assessments. Seller shall promptly provide Buyer with (i) any backup information which Buyer shall reasonably request with respect to the preparation of such returns, and (ii) a copy of any inquiries or other correspondence received by Seller from, or sent by Seller to, Maryland governmental authorities with respect to such returns or the amount of personal property taxes due thereunder.

  SECTION 7: CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
  ---------------------------------------------

  7.1 Conditions to Obligations of Buyer.  All obligations of Buyer at the
      ----------------------------------
Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

      (a) Representations and Warranties.  All representations and warranties of
          ------------------------------
Seller in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, except (i) insofar as any such representation or warranty is made as of the date of this Agreement or relates to any other specified earlier date and (ii) with respect to changes contemplated by this Agreement.

      (b) Covenants and Conditions.  Seller shall have in all material respects
          ------------------------
performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

      (c) Consents.  Each of the Consents designated as "MATERIAL" on Schedule
          --------                                                    --------
3.7 shall have been duly obtained and delivered to Buyer with, as a result of
---
obtaining such Consent, no material adverse change having been made in the terms of the Franchise or other Assumed Contract; provided, however, with respect to
                                            --------  -------
Consents of Franchising Authorities which have granted cable Franchises to Seller, the foregoing condition shall be deemed to have been satisfied, and the provisions of Section 8.2 shall apply, if Franchising Authorities shall have granted satisfactory Consents, as described above, with respect to Franchises covering no less than ninety percent (90%) of the number of Equivalent Billing Units; provided, that such percentage shall be determined based on the number of Seller's then current Equivalent Billing Units. If any Consent necessary to assign any Contract that is not designated as "material" on Schedule 3.7 is not
                            ---                             ------------
obtained prior to Closing, the Contract to which such Consent relates shall not be assigned, and Seller and Buyer shall continue to cooperate to try to obtain such Consent as soon as practicable after Closing and the provisions of Section 6.1 shall continue to apply to such Consent.

     (d)  Franchises.  Seller shall be the holder of the Franchises issued by
          ----------
the Franchising Authorities to be conveyed at such Closing. No proceeding shall be pending the effect of which is reasonably likely to be to revoke, cancel, fail to renew, or suspend any of such Franchises to be conveyed at such Closing; provided, though, that Buyer acknowledges that if any such proceedings are
--------  ------
pending and the provisions of Section 8.2 apply, and if such proceedings relate to Systems which are to be included in the Retained Systems, then the condition set forth in this Section 7.1(d) shall not be deemed to be unsatisfied as it pertains to the Initial Closing.

     (e)  Title Reports.  Any commitments for owner's policies of title
          -------------
insurance obtained by Buyer (issued by a title insurance company reasonably satisfactory to Seller) for any fee estate included in the Real Property shall include no exceptions other than standard exceptions, exceptions for Permitted Encumbrances, or other exceptions which do not interfere in any material respect with the use of the property for the purpose for which it is used in the operation of the Systems.

     (f)  Power of Attorney.  Seller shall deliver to Buyer a power of attorney
          -----------------
sufficient to enable Buyer to collect the Accounts Receivable, including the endorsement of any payments by check made by customers.


     (g)  Lien Searches.  Any lien searches on Seller which may have been
          -------------
obtained by Buyer, at its expense, shall disclose no liabilities, liens, claims or encumbrances comprising a material breach of Seller's representations in
Section 3.5 and, with respect to the Personal Property, the search shall not disclose the existence of any financing statements, other than (i) those which will be terminated on the Closing Date, or (ii) any financing statements filed by a lessor of Personal Property (other than Motor Vehicles) reflecting such lessor's title to such Personal Property.

     (h)  HSR Act Compliance.  All waiting periods under the HSR Act applicable
          ------------------
to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

     (i)  Deliveries.  Seller shall have made or stand willing and able to make
          ----------
all the deliveries to Buyer set forth in Section 8.3.

     (j)  Pole Attachment and Crossing Agreements.  None of the utilities or
          ---------------------------------------
railroad company's with which Seller has pole attachment agreements or crossing agreements as listed in Schedule 3.4 shall be threatening as of Closing to
                        ------------
refuse to (1) consent to the assignment to Buyer of Seller's pole attachment agreement or crossing agreement, or (2) execute with Buyer a replacement pole attachment agreement or crossing agreement in such form as customarily executed by such utility or railroad company with cable television companies, or to order or otherwise compel the removal of the cable plant owned by Seller from such utility's poles or from the conduits crossing such railroad company's rights-of-way.

      (k) Capital Improvements.  Seller shall have delivered to Buyer
          --------------------
evidence that Seller has fulfilled its commitment described in Schedule 3.8 to spend $2.5 million for capital improvements under the 1994 Transfer Agreements which are part of the Franchises.

  7.2 Conditions to Obligations of Seller.  All obligations of Seller at the
      -----------------------------------
Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

      (a) Representations and Warranties.  All representations and warranties of
          ------------------------------
Buyer in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, except (i) insofar as any such representation or warranty is made as of the date of this Agreement or relates to any other specified earlier date and (ii) with respect to changes contemplated by this Agreement.

      (b) Covenants and Conditions.  Buyer shall have in all material respects
          ------------------------
performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

      (c) Consents.  Each of the Consents designated as "MATERIAL" on Schedule
          --------                                                    --------
3.7 shall have been duly obtained; provided, however, with respect to Consents
---                                --------  -------
of Franchising Authorities, the foregoing condition shall be deemed to have been satisfied, and the provisions of Section 8.2 shall apply, if Franchising Authorities shall have granted Consents with respect to cable Franchises covering no less than ninety percent (90%) of the number of Equivalent Billing Units; provided that such percentage shall be determined based on the number of
       --------
Seller's then current Equivalent Billing Units. If any Consent necessary to assign any Contract that is not designated as "material" on Schedule 3.7 is not
                            ---                             ------------
obtained prior to Closing, the Contract to which such Consent relates shall not be assigned, and Seller and Buyer shall continue to cooperate to obtain such Consent as soon as practicable after Closing and the provisions of Section 6.1 shall continue to apply to such Consent.

      (d) Deliveries.  Buyer shall have made or stand willing and
          ----------
able to make all the deliveries set forth in Section 8.4.

      (e) HSR Act Compliance.  All waiting periods under the HSR Act applicable
          ------------------
to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

      (f) Purchase Price Adjustment.  The Purchase Price Adjustment under
          -------------------------
Section 2.4(e) shall not exceed Ten Million Dollars ($10,000,000).

  SECTION 8: CLOSING AND CLOSING DELIVERIES
             ------------------------------

  8.1 Closing.
      -------

      (a) Subject to the requirements of Section 8.2, the Closing shall take place at 10:00 a.m. on the last day of a calendar month, or if such day is not a business day, then upon the business day falling closest to such last day, which date shall be no sooner than ten (10) days nor more than forty-one (41) days after the date on which the Franchising Authorities shall have granted all Consents required therefrom (the "COMPLETE CLOSING"), provided, however, that if
                                                      --------  -------
in accordance with the foregoing the Closing shall be scheduled to occur prior to December 31, 1996, either Buyer or Seller may elect to delay the Closing until December 31, 1996.

      (b) Closing Place.  The Closing shall be held at the offices of Seller's
          -------------
counsel, Dow, Lohnes & Albertson, in Washington, D.C., or at such other location as may be agreed upon by Buyer and Seller.

  8.2 Partial Closings.
      ----------------

      (a) Notwithstanding the requirements of Section 8.1, in the event that the conditions to the obligations of Buyer in Section 7.1 shall have been satisfied or waived (if and to the extent permitted by law) except that all Consents of Franchising Authorities shall not have been obtained, the transactions contemplated by this Agreement shall be consummated through two partial Closings in accordance with the terms of this Section 8.2.

      (b) The first partial Closing (the "INITIAL CLOSING") shall take place at 10:00 a.m. on a date (the "INITIAL CLOSING DATE") which is the last day of a calendar month, or if such day is not a business day, then upon the business day falling closest to such last day, which date shall be no sooner than ten (10) days nor more than forty-one (41) days after the date on which Franchising Authorities shall have granted Consents with respect to Franchises covering no less than ninety percent (90%) of the Equivalent Billing Units of the Systems on such date (determined as described in Section 7.1(c)) and all other Closing conditions set forth in Section 7.1 shall have been met with respect to such Systems for which such Consents of the Franchising

Authorities have been obtained, provided, however, that if in accordance with
                                --------  -------
the foregoing the Initial Closing shall be scheduled to occur prior to December 31, 1996, either Buyer or Seller may elect to delay the Initial Closing until December 31, 1996. On the Initial Closing Date, Seller shall transfer and deliver to Buyer, and Buyer shall purchase from Seller, on the terms and conditions specified herein, the Assets used or held for use in connection with the Systems operated pursuant to Franchises which do not require Consents or with respect to which Consents have been obtained as of such date. The second partial Closing (the "SUBSEQUENT CLOSING") shall take place at 10:00 a.m. on a date (the "SUBSEQUENT CLOSING DATE") which is the last day of a calendar month, or if such day is not a business day, then upon the business day falling closest to such last day, which date shall be no sooner than ten (10) days nor more than forty-one (41) days after the date on which Franchising Authorities shall have granted Consents with respect to the Franchises which were not conveyed to Buyer at the Initial Closing. On the Subsequent Closing Date, Seller shall transfer and deliver to Buyer, and Buyer shall purchase from Seller, on the terms and conditions specified herein, the Assets used or held for use in connection with the Systems which were not conveyed to Buyer on the Initial Closing Date (collectively, the "RETAINED SYSTEMS").

      (c) At the Initial Closing, Buyer shall pay to Seller a portion of the Purchase Price (the "INITIAL CLOSING PURCHASE PRICE") calculated as follows:

          (1) The parties shall calculate and make the adjustment to the Purchase Price, if any, which would be made pursuant to Section 2.4(e) if the Initial Closing were to cover 100% of the Equivalent Billing Units served by all of the Systems as of the Initial Closing Date (as adjusted, the "PRO FORMA PURCHASE PRICE").

          (2) The Pro Forma Purchase Price shall then be multiplied by a fraction, (i) the numerator of which shall be the number of Equivalent Billing Units served by the Systems other than the Retained Systems as of the Initial Closing Date, and (ii) the denominator of which shall be the number of Equivalent Billing Units served by all of the Systems (including the Retained Systems) as of the Initial Closing Date.

On the Subsequent Closing Date, Buyer shall pay to Seller the difference between the Pro Forma Purchase Price and the Initial Closing Purchase Price.

      (d) The amount payable by Buyer for the Accounts Receivable as provided in
Section 2.4(b) shall be paid at the Initial Closing, and the other adjustments described in Section 2.4 hereof (other than Section 2.4(e)) shall be made to the Initial Closing Purchase Price, only to the extent such Accounts Receivable and other adjustments are attributable to the Systems to be conveyed to Buyer at the Initial

Closing. The amount payable pursuant to Section 2.4(b) and the other adjustments pursuant to Section 2.4 (other than Section 2.4(e)) that are attributable to the Retained Systems shall be paid on the Subsequent Closing Date and made to the balance of the Purchase Price being paid on such date.

      (e) Following the Initial Closing, Buyer and Seller shall cooperate fully in obtaining any Consents with respect to Franchises for Retained Systems, and Buyer's and Seller's obligations under Section 6.1 shall be fully applicable to obtaining such Consents after such Initial Closing.

      (f) Concurrent with the Initial Closing hereunder, Buyer and Seller shall enter into a management agreement (the "MANAGEMENT AGREEMENT") with respect to the Retained Systems, with the principle business terms of such Management Agreement being set forth in Exhibit 8.2(f) hereto, pursuant to which Buyer
                             --------------
shall manage the Retained Systems until consummation of the Subsequent Closing.

      (g) The Systems' headend and business offices, and the Assets related thereto, shall be conveyed to Buyer at the Initial Closing; provided, however,
                                                            --------  -------
that Buyer shall provide signal services to Seller pursuant to a signal services agreement (the "SIGNAL SERVICES AGREEMENT"), the principal business terms of which are set forth in Exhibit 8.2(g) hereto, which agreement shall be
                       --------------
negotiated in good aith and executed by Seller and Buyer at the Initial Closing.

      (h) At any Closing under this Section 8.2, the following provisions shall apply:

          (1) The representations, warranties, covenants and conditions of this Agreement shall be deemed to apply only to those Assets and Systems conveyed at such Closing; and

          (2) Certificates and other documents contemplated by this Agreement shall be delivered in the form and substance provided for in this Agreement, modified as appropriate to reflect the provisions of this Section 8.2.

      (i) The parties intend that legal and beneficial ownership of any Retained System shall remain with Seller and shall not be transferred to Buyer until the Subsequent Closing, which shall take place only if and when all conditions to the Subsequent Closing shall have been satisfied including receipt of all Consents to the transfer of the Franchises relating to the Retained Systems.

      (j) The obligation of either Buyer or Seller (or both) to consummate the Subsequent Closing may be terminated by either Buyer or Seller, if the terminating party is not then in breach of any material provision of this Agreement, upon written notice to the other party, if the Subsequent Closing shall not have occurred on or before the eighteen-month anniversary of the Initial Closing Date, unless such date is extended by agreement of Buyer and Seller. Upon termination: (i) if neither party hereto is in breach of any material provision of this Agreement with respect to the consummation of the Subsequent Closing, the parties hereto shall not have any further liability hereunder to each other with respect to the Subsequent Closing and the transfer of the Retained Systems by Seller to Buyer; and (ii) if a party hereto shall be in breach of any material provision of this Agreement with respect to the consummation of the Subsequent Closing, the other party shall have all rights and remedies available at law or equity, with Buyer also having the remedy of specific performance provided in Section 9.2 hereof.

   8.3  Deliveries by Seller.  On the Closing Date, Seller shall deliver to
        --------------------
Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

       (a) Transfer Documents.  Duly executed bills of sale, deeds (for each fee
           ------------------
estate, in form commercially customary in Maryland), motor vehicle titles, assignments and other transfer documents which shall be in forms reasonably acceptable to Buyer, and sufficient to vest good and marketable title to the Assets in the name of Buyer, free and clear of any claims, liabilities, liens, or encumbrances of any nature whatsoever (except for those permitted in accordance with Sections 2.6 and 3.5 hereof);

       (b) Consents.  The original of each Consent required pursuant
           --------
to the condition in Section 7.1(c);

       (c) Officer's Certificate.  A certificate, dated as of the Closing Date,
          ---------------------
executed by the President or any Vice President of Seller's General Partner, certifying: (i) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, except (x) insofar as any such representation and warranty is made as of the date of this Agreement or relates to any other earlier specified date, or (y) with respect to changes contemplated by this Agreement; (ii) that Seller has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date; and
(iii) as set forth on a schedule attached thereto, the amounts or number, estimated in good faith as of the Closing Date, of Accounts Receivable, income and expense prorations, customer deposits, Equivalent Billing Units and Annualized Gross Revenues, based on which the Purchase Price shall be adjusted on the Closing Date in accordance with Section 2.4(d)(1) (including the adjustment under Section 2.4(e) to be estimated as of the Closing Date);

        (d) Secretary's Certificate.  A certificate, dated as of the Closing
            -----------------------
Date, executed by the Secretary of Seller's General Partner, certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of Seller's General Partner with all necessary consents of Seller's partners having been obtained, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect;

        (e) Indemnity Agreement.  An executed counterpart of the Indemnity
            -------------------
Agreement; and

        (f) Management Agreement.  If the Initial Closing, the Management
            --------------------
Agreement, duly executed by Seller;

        (g) Signal Services Agreement.  If the Initial Closing, the Signal
            -------------------------
Services Agreement, if necessary, duly executed by Seller;

        (h) Franchises, Contracts, Business Records, Etc.  Copies of all
            --------------------------------------------
Franchises, other Assumed Contracts, customer and customer lists, computer master tapes or disks with customer information, blueprints, schematics, working drawings, plans, projections, statistics, engineering records and other books and records owned or maintained by Seller relating to the business or operations of the Systems (other than those excluded by Section 2.2(c);

        (i) Opinions of Counsel.  Opinions, dated as of the Closing Date, of
            -------------------
Seller's special and FCC counsels, substantially in the form of Exhibit 8.3(i)
                                                                --------------
hereto;

        (j) FIRPTA Certification.  Seller shall deliver to Buyer a certification
            --------------------
that Seller is not a foreign person in the form set forth in Treasury Regulation 1.1445-2(b)(iii)(B);

        (k) Other Documents.  Such  other documents and instruments as shall be
            ---------------
reasonably necessary to effect the intent of this Agreement and consummate the transaction contemplated by this Agreement.

    8.4 Deliveries by Buyer.  On the Closing Date, Buyer shall deliver to
        -------------------
Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

        (a) Purchase Price.  The Purchase Price as provided in Sections 2.3
            --------------
and 8.2;

      (b) Assumption Agreements.  Appropriate assumption agreements and other
          ---------------------
documents reasonably requested by Seller pursuant to which Buyer shall assume and undertake to perform Seller's obligations arising after the Effective Time under the Franchises and other Assumed Contracts;

      (c) Officer's Certificate.  A certificate, dated as of the Closing Date,
          ---------------------
executed by the President or any Vice President of Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, except (x) insofar as any such representation and warranty is made as of the date of this Agreement or relates to any other earlier specified date and (y) with respect to changes contemplated by this Agreement; and (ii) that Buyer has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;

      (d) Secretary's Certificate.  A certificate, dated as of the Closing Date,
          -----------------------
executed by Buyer's Secretary certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect;

      (e) Indemnity Agreement.  An executed counterpart of the Indemnity
          -------------------
Agreement;

      (f) Management Agreement.  If the Initial Closing, the Management
          --------------------
Agreement, duly executed by Buyer;

      (g) Signal Services Agreement.  If the Initial Closing, the Signal
          -------------------------
Services Agreement, if necessary, duly executed by Buyer;

      (h) Opinion of Counsel.  An opinion of Buyer's counsel dated as of the
          ------------------
Closing Date, substantially in the form of Exhibit 8.4(h) hereto; and
                                           --------------

      (i) Other Documents.  Such  other documents and instruments as shall be
          ---------------
reasonably necessary to effect the intent of this Agreement and consummate the transaction contemplated by this Agreement.

      SECTION 9:  RIGHTS OF BUYER AND SELLER ON TERMINATION OR BREACH
                  ---------------------------------------------------

  9.1 Termination Rights.  This Agreement may be terminated prior to the
      ------------------
Complete Closing or the Initial Closing, as the case may be, by either Buyer or Seller, if the terminating party is not then in breach of this Agreement in any material respect or, in the case of Section 6.8 or 9.4 hereof, if such party has the right to terminate, upon written notice to the other party upon the occurrence of any of the following:

      (a) At any time by mutual consent of Seller and Buyer;

      (b) If on the Closing Date (i) any of the conditions precedent to the obligations of the terminating party set forth in Section 7 of this Agreement shall not have been satisfied, and (ii) satisfaction of such unsatisfied condition shall not have been waived by the terminating party;

      (c) If there shall be in effect on the Closing Date any judgment, decree or order that would prevent or make unlawful the Closing hereof;

      (d) In accordance with the provisions of Section 6.8 or 9.4 hereof; or

      (e) By either Seller or Buyer if the Initial Closing or the Complete Closing hereunder has not taken place on or before March 31, 1997.

Upon termination: (i) if neither party hereto is in material breach of any provision of this Agreement, the parties hereto shall not have any further liability to each other; (ii) if Seller shall be in material breach of any provision of this Agreement, Buyer shall have the rights and remedies provided in Section 9.2 or otherwise available at law or equity; or (iii) if Buyer shall be in material breach of any provision of this Agreement, Seller shall be entitled to receive as liquidated damages the Escrow Deposit (with all interest or other proceeds from the investment thereof, less any compensation due the Escrow Agent, being thereafter disbursed by Escrow Agent to Buyer). If, upon termination, Buyer shall not be in breach of any material provision of this Agreement, the Escrow Deposit, plus all interest or other proceeds from the investment thereof, less any compensation due the Escrow Agent, shall be paid to Buyer.

      9.2 Specific Performance.  In the event Seller should refuse to perform
          --------------------
under the provisions of this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of an action by Buyer to obtain specific performance of the terms of this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.

     9.3  Liquidated Damages.  In the event this Agreement is terminated by
          ------------------
Seller due to a material breach by Buyer of its representations, warranties and covenants under this Agreement, then the amount at such time of termination then comprising the Escrow Deposit shall be paid to Seller as liquidated damages, it being agreed that such amount shall constitute full payment for any and all damages suffered by Seller by reason of Buyer's failure to consummate the transaction contemplated by this Agreement to occur at the Complete Closing or the Initial Closing, as the case may be. Buyer and Seller agree in advance that actual damages would be difficult to ascertain and that the amount then comprising the Escrow Deposit is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's failure to consummate this Agreement at the Complete Closing or the Initial Closing, as the case may be, for the above-stated reason.

     9.4  Special Termination Right for Nonreceipt of Authorization.  When
          ---------------------------------------------------------
either Seller or Buyer has obtained all necessary partnership or corporate (as the case may be) authorizations to enter into and perform this Agreement, as contemplated by Sections 3.2 and 4.2, respectively, such party shall promptly provide written confirmation to the other party that such authorization has been obtained. If Buyer or Seller (or both) shall not have received prior to August 12, 1996, written confirmation from the other party that such necessary authorizations have been obtained, then beginning on such date, either party may elect, at its option, by written notice to the other party, to terminate this Agreement forthwith, in which event neither Buyer nor Seller shall have any further obligations or liabilities to the other party hereunder; provided, however, that this right to terminate shall expire upon the receipt by
--------  -------
both parties, each from the other, of such written confirmation that such necessary authorizations have been obtained.

     SECTION 10: SURVIVAL OF REPRESENTATIONS AND WARRANTIES, AND INDEMNIFICATION
                 ---------------------------------------------------------------

     10.1 Representations and Warranties.  All representations, warranties and
          ------------------------------
covenants contained in this Agreement shall be deemed continuing representations, warranties and covenants, and shall survive the Closing Date
(i) for six months following the Closing Date with respect to any claim by the party claiming indemnification (the "CLAIMANT") that the other party (the "INDEMNIFIER") has breached its representations or warranties contained in this Agreement or failed to comply with its covenants contained herein which claim does not arise from a claim made by an unrelated third party against Claimant or any of the Systems or the Assets, and (ii) for one year following the Initial Closing Date with respect to any alleged breach by the Indemnifier of its representations, warranties or covenants contained herein arising from any claim by an unrelated third party against Claimant or any of the Systems or the Assets; provided, however, that
                                                      --------  -------
the obligation of Seller set forth in Section 11.8 hereof and the obligations of the respective parties under the Noncompetition Agreements shall survive for the period of the applicable statute of limitations, as shall any claim by either party against the other for fraud in connection with this Agreement or the transactions contemplated hereby. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty or covenant contained herein.

  10.2 Indemnification by Seller.  Subsequent to the Complete Closing or the
       -------------------------
Initial Closing, as the case may be, and notwithstanding such Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for (collectively, "BUYER'S DAMAGES"):

       (a) Any and all losses, liabilities or damages resulting from any breach of any representation or warranty, or any nonfulfillment of any covenant by Seller contained herein or in any certificate, document or instrument prepared by Seller and delivered to Buyer hereunder;

       (b) Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof; and

       (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

  10.3 Indemnification by Buyer.  Subsequent to the Complete Closing or the
       ------------------------
Initial Closing, as the case may be, and notwithstanding such Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for (collectively, "SELLER'S DAMAGES"):

       (a) Any and all losses, liabilities or damages resulting from any breach of any representation or warranty, or any nonfulfillment of any covenant by Buyer contained herein or in any certificate, document or instrument prepared by Buyer and delivered to Seller hereunder;

       (b) Any and all obligations of Seller assumed by Buyer pursuant to the terms hereof; and

       (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

  10.4 Procedure for Indemnification.  The procedure for indemnification shall
       -----------------------------
be as follows:

       (a) The Claimant, as the party claiming indemnification, shall give notice to the Indemnifier of any claim, whether between the parties or brought by a third party, within ten (10) days of receiving notice, or becoming aware, thereof and specifying (i) the factual basis for such claim, and (ii) the amount of the claim.

       (b) Following receipt of notice from the Claimant of a claim, the Indemnifier shall have thirty (30) days to make such investigation of the claim as the Indemnifier deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifier and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifier agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifier shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifier do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

       (c) With respect to any claim by a third party as to which either Buyer or Seller is claiming indemnification hereunder, the Indemnifier shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifier, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifier. If the Indemnifier elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifier does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

  10.5 Affiliates.  The indemnifications rights provided in Sections 10.2 and
       ----------
10.3 shall, in any instance, extend to any Affiliate of each of Buyer and Seller although any indemnification claims by such parties shall be made by and through the Claimant.

  10.6 Limitations.  The Indemnifier's obligations to indemnify the Claimant
       -----------
pursuant to Section 10.2 or 10.3 shall be subject to the following limitations:

      (a) No indemnification shall be required to be made by Buyer or Seller as the Indemnifier, as the case may be, under Section 10.2 or 10.3 until the aggregate amount of Damages of Buyer or Seller as Claimant exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "THRESHOLD AMOUNT"); provided, however,
                                                            --------  -------
that when the losses of a Claimant exceed the Threshold Amount, the Indemnifier shall be liable for the Claimant's aggregate losses of the Threshold Amount and any losses in excess of the Threshold Amount, and provided further that if the losses of one Claimant exceeds the Threshold Amount, the Threshold Amount limitation shall no longer apply to any claim with respect to the losses of the other party hereto as Claimant. In the event of a partial Closing under Section
8.2 hereof, the foregoing limitation shall not apply to any claim by either Buyer or Seller as Claimant for indemnity for Damages sustained by Claimant relating to the wrongful failure by the Indemnifier to consummate the transaction contemplated to occur at the Subsequent Closing.

      (b) The Claimant shall be entitled to indemnification only for those Damages arising with respect to any Claim as to which Claimant has given the Indemnifier written notice within the appropriate time period set forth in
Section 10.1 hereof for such Claim.

      (c) All of Buyer's or Seller's Damages sought to be recovered under
Section 10.2 or 10.3 hereof shall be net of (i) any insurance proceeds received by Buyer or Seller as Claimants, as the case may be, or which such party shall be entitled to receive, with respect to the events giving rise to such Damages, and (ii) any tax benefits received by or accruing to such Claimant in connection with such events. Buyer and Seller each agrees that subsequent to Closing, such party shall look first to recover under its applicable insurance policies, if any, prior to seeking indemnity as Claimant from the other party hereto as Indemnifier.

      (d) In no event shall Claimant's right to indemnity exceed Twelve Million Dollars ($12,000,000), other than with respect to a Claimant's right to indemnity for any claims of fraud on the part of the Indemnifier in connection with this Agreement or the transactions contemplated hereby..

  10.7 Indemnity Escrow.  At Closing the Escrow Deposit shall be retained by
       ----------------
the Escrow Agent and held thereby in accordance with the terms of an indemnity agreement substantially in the form attached hereto as Exhibit 10.7 (the "INDEMNITY AGREEMENT"). Buyer's initial remedy hereunder for claims against Seller arising out of or relating to this Agreement shall be under the Indemnity Agreement. If the Indemnity Amount (as defined in the Indemnity Agreement) is insufficient to satisfy the claim(s) of Buyer, Buyer may proceed against Seller directly and shall have all remedies against Seller available at law or in equity subject to the limitations set forth in Sections 10.1, 10.6 and 10.8 hereof.

    10.8  Exclusive Remedy.  Following the consummation hereof, the sole and
          ----------------
exclusive remedy for either party for any claim arising out of a breach of any representation, warranty, covenant or other agreement herein shall be a claim for indemnification pursuant to this Section 10 except with respect to any claim regarding a breach by any party of its obligations under the Noncompetition Agreement set forth in Section 6.13 hereof.

    SECTION 11:  MISCELLANEOUS
                 -------------

    11.8  Fees and Expenses.  Any transfer taxes, recordation taxes, sales
          -----------------
taxes, document stamps, filing fees, or other charges levied by any governmental entity on account of the transfer of the Assets from Seller to Buyer shall be paid by Seller; subject to Buyer's reimbursement to Seller of one-half of the amount of such taxes, fees or charges up to a maximum reimbursement of $27,500. Buyer shall bear the cost of any title insurance policies, surveys or environmental studies it chooses to obtain with respect to the Real Property. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.

    11.2  Notices.  All notices, demands and requests required or permitted to
          -------
be given under the provisions of this Agreement shall be (i) in writing, (ii) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

    If to Seller:             Maryland Cable Partners, L.P.
    ------------
                              c/o Goldman, Sachs & Co.
                              85 Broad Street
                              New York, New York  10004
                              Att:  Barry S. Volpert
                              Telecopy: 212/902-4103
                              Telephone: 212/902-3149
     with a copy                         Leonard J. Baxt, Esquire
     (which shall                        Dow, Lohnes & Albertson
     not constitute                      1200 New Hampshire Ave., Suite 800
     notice) to:                         Washington, D.C.  20036
                                         Telecopy: 202/776-2222
                                         Telephone: 202/776-2000

     with a copy                         Marcus Cable Company, L.P.
     (which shall                        2911 Turtle Creek Boulevard, Suite 1300
     not constitute                      Dallas, Texas  75219
     notice to:                          Att:  Jeffrey A. Marcus
                                         Telecopy: 214/526-2154
                                         Telephone: 214/521-7898

  If to Buyer:                           Jones Communications of Maryland, Inc.
  -----------
                                         c/o Jones Intercable, Inc.
                                         9697 East Mineral Avenue
                                         Englewood, CO  80112
                                         Att:  President
                                         Telecopy:303/799-1644
                                         Telephone:303/792-3111

     with a copy                         General Counsel
     (which shall                        Jones Communications of Maryland, Inc.
     not constitute                      c/o Jones Intercable, Inc.
     notice) to:                         9697 East Mineral Avenue
                                         Englewood, CO  80112
                                         Telecopy:303/799-1644
                                         Telephone:303/792-3111

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

     11.3 Benefit and Binding Effect.  Neither party hereto may assign this
          --------------------------
Agreement without the prior written consent of the other party hereto, which Consent shall not be unreasonably withheld; provided, however, that prior to and
                                            --------  -------
until the submission by Buyer and Seller of the FCC Forms 394 to the Franchising Authorities in accordance with Section 6.1 hereof, Buyer shall have the right, upon written notice to Seller, to assign, in whole or in part, its rights and obligations hereunder to any Affiliate of Buyer, including any limited or general partnership of which Buyer or any Affiliate of Buyer is a general partner, or any joint venture or general partnership of which Buyer, or any Affiliate of Buyer, or any of such limited or general partnerships, is the managing partner; and provided, further, that such assignment shall not relieve Buyer of liability hereunder for any noncompliance by such assignee with, or any nonfulfillment by such assignee of, its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.4 Knowledge.  The use of the phrase "to Seller's knowledge" or such
          ---------
similar phrases shall, as used herein, refer specifically to the knowledge of any of (a) the following employees or representatives of Seller: the Officers of the Manager, and David Wilson, Farrell Moseley and Margaret Moseley.

     11.5 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND
          -------------
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

     11.6 Entire Agreement.  This Agreement, all exhibits and schedules hereto
          ----------------
(which are hereby incorporated herein), and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All exhibits and schedules attached to this Agreement shall be deemed part of this Agreement and are incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations, letters of intent or other writings between Buyer and Seller with respect to the subject matter hereof, and cannot be amended, supplemented or modified except by a written agreement which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

     11.7 Waiver of Compliance; Consents.  Except as otherwise provided in this
          ------------------------------
Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this 11.7.

     11.8 Bulk Sales Law.  The parties hereto waive compliance with the
          --------------
provisions of any bulk sales law applicable to the transaction contemplated hereby, and Seller agrees to indemnify Buyer for all Buyer's Damages resulting from any noncompliance by Seller with any such applicable bulk sales law.

    11.9  Severability.  If any provision hereof or the application thereof to
          ------------
any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

    11.10 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which, when so executed and delivered, shall be an original, and all of which counterparts together shall constitute one and the same fully executed instrument.

      IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date first above written.


BUYER:                                 SELLER:
-----                                  ------

JONES COMMUNICATIONS OF                MARYLAND CABLE PARTNERS, L.P.
   MARYLAND, INC.
                                       By: Maryland Cable General Partner, Inc.,
                                           its general partner


By: /s/ Elizabeth Steele               By: /s/ Jeffrey A. Marcus
    ----------------------                 ---------------------
    Name: Elizabeth Steele                 Name: Jeffrey A. Marcus
    Title: Vice President                  Title: President


Section 6.13, "Noncompetition Agreement," agreed to by:
------------------------------------------------------

MARYLAND CABLE GENERAL                 MARCUS CABLE OPERATING
PARTNER, INC.                          COMPANY, L.P.
                                       By: Marcus Cable Company, L.P.,
By: /s/ Jeffrey A. Marcus                  its general partner
    ---------------------              By: Marcus Cable Properties, L.P.,
    Name:  Jeffrey A. Marcus               its general partner
    Title: President                   By: Marcus Cable Properties, Inc.,
                                           its general partner


                                       By: /s/ Jeffrey A. Marcus
                                           ---------------------
                                           Name:  Jeffrey A. Marcus
                                           Title:    President